United States

Securities and Exchange Commission

Washington, D.C. 20549

Schedule 14 A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under Rule 14a-12

Payment of Filing Fee (Check all boxes that apply):

No fee required
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Message from the Chief Executive Officer

OUTLOOK: SHORT-TERM HEADWINDS
& LONG-TERM TAILWINDS

At-home fitness, like many other consumer-focused industries, is undergoing short-term macro-economic challenges. On top of this, our industry and Nautilus experienced hyper-growth during the pandemic, resulting in some pull-forward of demand and the industry is now looking to find its post-pandemic footing. To weather the macro and sector challenges, we are staying grounded in our noble mission and unwavering dedication to build a healthier world, one person at a time. On a brighter note, during and after the pandemic, there appears to have been a profound and enduring shift in consumer fitness habits that favor at-home workouts, which we believe will enhance the long-term opportunity for our Company. The hybrid work model, where many work from home a portion of each week, has more consumers exercising at home than pre-pandemic. Pre-pandemic, 43% of U.S. adults surveyed by YouGov said they consistently worked out at home. Today, that number has grown to 64% and has held steady for more than two years. In our core target segment, this trend is even more pronounced, with nearly 90% working out at home.

In addition, connected fitness has enhanced consumers’ workouts, coupling equipment with content and innovative software to deliver superior fitness experiences. Instead of getting bored with a few “canned” workouts that traditionally came installed on equipment, connected fitness brings variety, freshness, progress tracking, coaching, and community that make their workouts more engaging and less routine. Nautilus is well-positioned to leverage both the long-term trend toward at-home workouts and connected fitness experiences.

We provide consumers a broad variety of superior products at a range of price points via our omnichannel distribution model. And we continue to enhance the portfolio with our differentiated JRNY® connected fitness offering.

With the ups and downs in our industry in recent years, it is easy to forget that we have been driving an ambitious transformation of our Company. We’ve made strong progress on all of our North Star pillars over the past two years, and I firmly believe that we have set the foundation for our path to become a leader in connected fitness by leveraging our equipment business and scaling a differentiated offering. All of this affirms our conviction in our North Star strategy, which is already paying off and will result in an even stronger Company as macro and industry conditions normalize.

Nautilus’ operating model is a strategic advantage to weather short-term, top-line challenges. Our asset-light manufacturing, diversified product portfolio, omni-channel distribution and semi-variable cost structure that enables tight management of margin, operating expenses and inventory level is a model built to flex with the variation of market conditions. In anticipation of a challenging outlook for the coming quarters, in February 2023, we took difficult actions as responsible operators to re-set our operating model, eliminating approximately $30M in costs. These reductions provide us additional agility to help us navigate the short-term to capture the long-term opportunity.

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FY 2023 HIGHLIGHTS

Strategic North Star Pillar Progress

ADOPT A CONSUMER-FIRST MINDEST

Our consumer-first positioning has transformed how we target our consumer segments and how we develop our products to meet their expectations. In addition to better meeting our customers’ needs in the development cycle, we are making great progress in our operations with a focus on better customer service and delivery. Our investments here are paying off with increased ROI on advertising and significant market share gains in our Direct business. We have also remedied past delivery challenges and have driven improvements resulting in 99% on-time delivery to our direct customers during fiscal year 2023. We are looking forward to launching a suite of new products carrying a refreshed Bowflex® brand identity later this year.

Scale a Differentiated Digital Offering

We continue to enhance and scale our differentiated digital offering, JRNY®, to better serve our customers and capture long-term revenue and profit. 80% of our products are JRNY®-enabled and JRNY® is now offered across the cardio portfolio including treadmills, bikes, and our proprietary Max Trainers, as well as available with bring your own device for our #1 selling SelectTech® dumbbells.

We have also made tremendous progress in bringing hyper-personalized experiences to JRNY® members. In FY 2023, we debuted JRNY® with Motion Tracking, which offers personalized form-coaching and feedback, rep counting, and individualized workout recommendations. This enhances our strength offerings with workouts that are designed for use with Bowflex® SelectTech® 552 and Bowflex® SelectTech® 1090 Dumbbells, and with Android or iOS tablets and mobile devices.

By transitioning our cardio portfolio to connected fitness as an installed base for JRNY®, introducing vision and motion-tracking technologies to our strength portfolio and enabling members to receive personalized real-time form-coaching and rep-counting using their mobile devices, we have laid a strong foundation for JRNY®. Additionally, we have been able to reduce near-term spend on JRNY® and keep connected fitness experiences much more affordable than our key competitors so that anyone can experience the benefits of connected fitness. As a result, we have continued to deliver total member growth. This has resulted in achievement of our 500,000 member goal, including 156,000 subscribers, each as of March 31, 2023.

Focus Investments on Core Businesses

To further enhance our ability to navigate near-term industry challenges, last month we announced several actions to enhance our balance sheet. This consisted of the sale of non-core assets, including the Nautilus® brand trademark assets and related licenses, for approximately $13 million. This enables us to continue to streamline our focus on our top brands and improve our debt position as we leveraged the net proceeds to pay down part of our term loan. The sale of the Nautilus® brand reflects a deliberate strategic branding approach we announced two years ago and will have minimal ongoing impact as our Bowflex®, Schwinn®, and JRNY® brands generate over 95% of our revenue.

Evolve Supply Chain to be a Strategic Advantage

We are achieving our transformative goal to turn our supply chain into a competitive advantage. This can be seen in tangible gross margin improvements driven by actions such as renegotiated inbound freight rates, as well as contract manufacturing costs for our top products. We have also significantly enhanced our delivery times to retailers, permitting them to order closer in time to when they need product, and we are rolling out a better last-mile delivery process for our Direct consumers. We closed our Portland, Oregon distribution center at the end of October 2022 and have successfully transferred inventory to our Columbus, Ohio and Southern California distribution centers - both strategically placed to optimize expedited deliveries.

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Build Organizational Capabilities to Win

We continued to advance our organizational capabilities in FY 2023, with particular focus on learning and development opportunities for our employees. We launched “Nautilus University”, our internal L&D platform which is driving strong learning engagement and growth throughout the Company. With more than 400 courses offered across various technical and leadership disciplines, we are delighted with its adoption as more than 3,000 voluntary courses were completed during its first year. We also continue to prioritize our diversity, equity and inclusion (DEI) efforts. We facilitated a company-wide implicit bias workshop as we continue to focus on diversity and inclusion awareness. Additionally, we completed a new manager training program and completed organizational design and structure changes for better efficiencies with our Centers of Excellence.

At our core, we excel at equipment. We continue to see demand for our fast-moving top sellers and traction in our Direct channel. Our focus remains on providing consumers with a broad variety of superior products at a range of price points. We have an exciting pipeline of new products planned for fiscal year 2024 with a strong lineup of updated connected fitness equipment carrying our innovative new Bowflex® visual branding.

While the entire home fitness industry struggles to find its post-pandemic footing and we are navigating an uncertain macro environment, we believe these challenges are short-term. We remain confident in the long-term industry opportunity and our own position due to our leading brands, comprehensive equipment portfolio, and omnichannel approach as we continue on our path to becoming a leader in connected fitness.

On behalf of all of us at Nautilus, I thank you for your continued support.

Onwards and upwards,

Jim Barr

Chief Executive Officer

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Notice of Annual Meeting of Shareholders to
be held on August 2, 2023 as a Virtual Meeting

To the Shareholders of Nautilus, Inc.:

The annual meeting of shareholders of Nautilus, Inc. (the “Company”) will be held on Wednesday, August 2, 2023, at 8:00 a.m. Pacific Daylight Time. To expand shareholder access to attend the meeting, and to reduce our costs and environmental impact, this year’s annual meeting will be held virtually and will be conducted via our live webcast. Our embrace of the latest technology provides expanded access, improved communication and cost savings for our shareholders and the Company. We believe that hosting a virtual meeting will enable greater shareholders attendance and participation from any location around the world. You will not be able to attend the annual meeting in person. You will be able to participate in the annual meeting of shareholders online, vote and submit your questions during the meeting by visiting https://meetnow.global/MZTV62J, for the following purposes:

To elect a Board of Directors, consisting of six (6) members, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;
To approve the compensation of the named executive officers in a non-binding, advisory vote, as reported in this Proxy Statement;
To approve an amendment & restatement of the Nautilus, Inc. Employee Stock Purchase Plan;
To ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024; and
To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only shareholders who held their shares at the close of business on June 5, 2023, the record date, are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to participate in the annual meeting. Whether or not you plan to participate in the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors,

Alan L. Chan

Secretary

Vancouver, Washington
June 16, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held On August 2, 2023:

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you a Notice of Annual Meeting, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and FY 2023 Annual Report on Form 10-K are available at no cost at www.nautilusinc.com. In accordance with the SEC rules, the materials on the website are searchable, readable and printable, and the website does not have “cookies” or other tracking devices which identify visitors.

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Proxy Statement Summary

when August 2, 2023 8:00am PT	where Virtual Meeting https://meetnow.global/MZTV62J	record date June 5, 2023

Items of Business		Voting recommendation
1	To elect a Board of Directors, consisting of six (6) members, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;	“FOR” all of the nominees
2	To approve the compensation of the named executive officers in a non-binding, advisory vote, as reported in this Proxy Statement;	“FOR”
3	To approve an amendment & restatement of the Nautilus, Inc. Employee Stock Purchase Plan;	“FOR”
4	To ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024; and	“FOR”
5	Transact other business that may properly come before the annual meeting.

Your vote is very important

Make your vote count. Please cast your vote as soon as possible, even if you plan to attend the 2023 annual meeting. For information about registering, attending, and voting at the 2023 annual meeting, please see “Participating in the Annual Meeting” on page 8 of the proxy statement

Important Notice

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 2, 2023.

The Notice of Annual Meeting of Shareholders, Proxy Statement, and FY 2023 Annual Report on Form 10-K are available at www.nautilusinc.com/investors.

Vote by Internet Access the website indicated on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.	Vote by Phone Call the number on the Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form.	Vote by Mail* Sign, date, and return the proxy card or voting instruction form in the postage-paid envelope. *if you requested paper material

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Table of Contents

2	Message from the Chief Executive Officer
3	FY 2023 Financial Highlights
5	Notice of Annual Meeting of Shareholders
8	General Information
12	Environmental, Social, Governance (ESG)
12	Environment
13	Social
16	Governance
18	Proposal No. 1: Election of Directors
22	Information Concerning the Board of Directors
27	Director Compensation
30	Executive Officers
32	Compensation Discussion & Analysis
46	Proposal No. 2: Advisory Vote on Executive Compensation
47	Proposal No. 3: Approval of the Amendment and Restatement of the Nautilus, Inc. Employee Stock Purchase Plan
52	Proposal No. 4: Ratification of Appointment of Independent Registered Public Accounting Firm for the Fiscal Year End March 31, 2024
Appendix A	Amended & Restated Nautilus, Inc. Employee Stock Purchase Plan
Appendix B	Sample Proxy Card

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Proxy Statement

General Information

Our Board of Directors (the “Board”) is furnishing this Proxy Statement and the accompanying Annual Report to Shareholders, Notice of Annual Meeting and proxy card in connection with its solicitation of proxies for use at our 2023 annual meeting of shareholders (the “Annual Meeting”) or any adjournment thereof. The Annual Meeting will be held on Wednesday, August 2, 2023, beginning at 8:00 a.m., Pacific Daylight Time, online via live webcast at https://meetnow.global/MZTV62J.

Our Board has designated the person named on the enclosed proxy card, Aina E. Konold, to serve as proxy in connection with the Annual Meeting. These proxy materials and the accompanying Annual Report to Shareholders are being mailed on or about June 16, 2023 to our shareholders of record as of June 5, 2023.

Participating in the Annual Meeting

We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to participate in the Annual Meeting online is provided below:

•Any shareholder may listen to the Annual Meeting and participate live via webcast at https://meetnow.global/MZTV62J. The webcast will begin at 8:00 a.m. Pacific Daylight Time on Wednesday, August 2, 2023

•Shareholders may vote and submit questions during the Annual Meeting via live webcast.

•To enter the meeting, please have your 15-digit control number which is available on your proxy card. If you do not have your 15-digit control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.

•Instructions on how to connect to and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at https://meetnow.global/MZTV62J.

How Do I Vote?

If you are a shareholder of record, there are several ways to vote:

•by participating in the Annual Meeting and voting according to the instructions posted at https://meetnow.global/MZTV62J;

•by completing and mailing your proxy card (if you requested printed proxy materials); or

•by following the instructions on your proxy card for voting either online or by phone.

Even if you plan to participate in the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting.

If you are a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed below, if you are a street name shareholder, you may not vote your shares live during the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee

Can I attend the Annual Meeting in person?

We will be hosting the Annual Meeting via live webcast on the Internet. You will not be able to attend the Annual Meeting in person. The webcast will start at 8:00 a.m. Pacific Daylight Time, on August 2, 2023. Shareholders may vote and submit questions while connected to the Annual Meeting on the Internet. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at https://meetnow.global/MZTV62J.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 15-digit control number included on your proxy card in order to be able to vote your shares or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at https://meetnow.global/MZTV62J. If you do not have your 15-digit control number, you will be able to listen to the meeting only, you will not be able to vote or submit questions during the meeting.

Revocability of Proxies

If you are a shareholder of record, you may change your vote or revoke any proxy you execute at any time prior to its use at the Annual Meeting by:

•delivering written notice of revocation to our Secretary at the address provided on the first page of this proxy statement; or

•delivering an executed proxy bearing a later date to our Secretary at the address provided on the first page of this proxy statement.

To revoke your proxy and vote during the Annual Meeting, follow the instructions posted at https://meetnow.global/MZTV62J.

If you are a street name shareholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Record Date

Our Board has fixed the close of business on June 5, 2023 as the record date for determining which of our shareholders are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, 31,986,018 shares of our common stock were outstanding.

Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, online at the virtual meeting or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting.

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Votes Required to Approve Each Proposal

If a quorum is present at the Annual Meeting:

(i)the six (6) nominees for the election of directors who receive the greatest number of votes cast by the shares present and voting online at the virtual meeting or by proxy will be elected as directors;

(ii)the proposal regarding the advisory vote on named executive officer compensation will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it;

(iii)the amendment & restatement of the Nautilus, Inc. Employee Stock Purchase Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and

(iv)the ratification of the appointment of the independent registered public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Counting of Votes; Abstentions

You may vote “FOR” or “WITHHOLD” authority to vote for the nominees for election as directors. If you vote your shares without providing specific instructions, your shares will be voted FOR the nominees for election to the Board of Directors. If you vote to “WITHHOLD” authority to vote for the nominees for election as directors, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted as a vote cast on the proposal and will have no effect in determining whether a nominee is elected.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the proposals regarding the advisory vote on named executive officer compensation, the amendment & restatement of the Nautilus, Inc. Employee Stock Purchase Plan, and the ratification of the appointment of the independent registered public accounting firm. If you choose “ABSTAIN” from voting on a proposal, your shares represented will be counted as present for the purpose of determining a quorum but will not be counted as votes cast on the proposal and will have no effect in determining whether the proposal is approved.

Broker non-votes, as explained below, will not be counted as votes cast on any proposal and will have no effect in determining whether any proposal at the Annual Meeting is approved.

Broker Discretionary Voting

If your shares are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice of Annual Meeting was forwarded to you by your broker or nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to participate in the Annual Meeting. However, since a beneficial owner is not the shareholder of record, you may not vote your shares of our common stock at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to shareholders who hold their shares through a broker, bank or other nominee as “street name shareholders.”

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors, the amendment and restatement of the Employee Stock Purchase Plan and the advisory vote to approve named executive officer compensation), your broker cannot vote your shares if you have not given voting instructions.

A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted as votes cast for a proposal and will have no effect on the outcome of any proposals at the Annual Meeting. Therefore, it is important that you provide specific voting instructions to your broker, bank or similar institution.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, the shares will be voted FOR the election of the director nominees described below, FOR the proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as set forth in the proxy statement, FOR the amendment & restatement of the Nautilus, Inc. Employee Stock Purchase Plan, and FOR the ratification, on a non-binding, advisory basis, of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2024. If other matters come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Cost of Proxy Solicitation

We will bear all costs associated with the solicitation of proxies in connection with the Annual Meeting. We do not plan to hire a proxy solicitor, but to the extent we choose to use proxy solicitor services, we will pay the related fees and expenses.

Procedures for Shareholder Proposals and Nominations

Shareholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the FY 2024 annual meeting of shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Rule 14a-8 addresses when we must include a shareholder proposal in our proxy materials, including eligibility and procedural requirements that apply to the proponent. In general, to be eligible for inclusion in our proxy materials, shareholder proposals must be received by our Secretary no later than February 17, 2024.

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In addition to the requirements of Rule 14a-8, all shareholders proposals, including any director nomination, must comply with the notice requirements contained in our Amended and Restated Bylaws (“Bylaws”), which requires, among other things, detailed information concerning the shareholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the shareholder, specific information concerning such shareholder’s interests in our securities and a commitment by any proposed director nominee to serve the full term if nominated and elected. In addition, the notice must include the recommended director nominee’s name, biographical data, qualifications, and details regarding any material monetary agreements between the shareholder and the proposed nominee. In order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the FY 2024 annual meeting of shareholders, it must be either specified in the notice of the meeting given by our Secretary or otherwise brought before the meeting by or at the direction of our Board or by a shareholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A shareholder making a nomination for election to our Board or a proposal of business for the FY 2024 annual meeting of shareholders must deliver proper notice to our Secretary not less than 120 days nor more than 180 days before the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting. In other words, for a shareholder nomination for election to our Board or a proposal of business to be considered at the FY 2024 annual meeting of shareholders, it should be properly submitted to our Secretary no earlier than December 19, 2023, and no later than February 17, 2024. If the date of our FY 2024 annual meeting of shareholders changes by more than 30 days before or after August 2, 2024, then shareholder nominations and proposals must be received not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 15th day following the day on which public announcement of the date of such meeting is first made.

In addition to satisfying the requirements under our Bylaws with respect to advance notice of any director nomination, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 must provide the required notice of intent to solicit proxies to the Corporate Secretary no later than 60 calendar days prior to the first anniversary of the date of the 2023 Annual Meeting (no later than June 3, 2024 for the FY 2024 annual meeting of shareholders).

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a shareholder at the FY 2024 annual meeting of shareholders that the shareholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before May 2, 2024, and the shareholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after May 2, 2024, and the matter nonetheless is permitted to be presented at the FY 2024 annual meeting of shareholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

Where can I find the results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K after they become available.

Where You Can Find More Information

We file our annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The SEC maintains a website at www.sec.gov where you can obtain copies of most of our SEC filings. We also make available, free of charge, on our website at www.nautilusinc.com/investors, our proxy statements filed with the SEC as soon as reasonably practicable after they are filed electronically with the SEC.

We filed our Annual Report on Form 10-K for FY 2023 (“FY 2023 Annual Report”) with the SEC on June 1, 2023. Our FY 2023 Annual Report is being made available to our shareholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is also available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a shareholder, we will mail, without charge, a copy of the FY 2023 Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to the FY 2023 Annual Report. Exhibits to the FY 2023 Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Secretary at the address included on the first page of this proxy statement.

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Our Vision

To build a healthier world, one person at a time.

Our Mission

We empower healthier living through individualized connected fitness experiences.

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Environmental, Social, and Governance (ESG)

In our effort to build a healthier world, one person at a time, we strive to make a positive impact on the global fitness industry, our community, and our planet with a commitment to embody transparent, socially conscious, and sustainable business practices. The importance of ESG is reflected throughout our organization – from formally delegating oversight and accountability for ESG matters to the Corporate Governance Committee of our Board of Directors to the creation of the ESG Employee Committee. The ESG Employee Committee was started in 2022 and includes a core group of Nautilus employees with oversight from members of our executive leadership team and the Board of Directors. The initial focus of the ESG Employee Committee is to assess our current activities and impact and then evaluate potential goals and action to further the ESG priorities that are being established by our Board of Directors. The following sections highlight some of our achievements, practices and developing goals related to ESG matters.

ENVIRONMENT

At Nautilus, we understand that sustainability is a critical component of our business strategy. By implementing sustainability initiatives throughout our operations, supply chain and product lifecycle, we intend to improve the resource efficiency of our business, decrease our environmental-related risks, and reduce our environmental impact. We also strive to comply with all federal, state, and local environmental regulations and laws at our U.S. locations, and we work closely with our overseas partners to comply with local environmental requirements. In FY 2023, we continued assessing our risks, identifying areas of focus, and evaluating appropriate and achievable solutions related to improving our resource efficiency, decreasing environmental risk, and reducing our environmental impact. Some of the measures we have taken already include:

Reducing our carbon footprint

•We use controlled and LED lighting in our headquarters and distribution centers

•We provide electric car charging stations for employee use at 75% of our domestic facilities

•We transitioned industrial equipment in our distribution centers from propane to electric power

•We have begun initiatives to introduce the use of solar power in our distribution centers

Reducing landfill waste

•We introduced processes to maximize recycling potential, including separating out metals during obsolete material scrapping, recycling all cardboard/paper/fill, and salvaging damaged pallets

•We recycled over 20,000 lbs. of metal during FY 2023

•We introduced green packaging initiatives and our Quality & Engineering Teams are continually working with our suppliers to identify environmentally conscious packaging alternatives to expanded polystyrene foam (EPS) products

Safety and compliance with chemical regulations

•Rigorous testing and compliance with regulations including RoHS, Prop65, Toxics in Packaging Clearinghouse (TPCH), product lead paint testing

•Associated recordkeeping including Safety Data Sheets (SDS)

ESG Standards & Audits

•Conducted internal ESG training, created audit procedures, and conducted ESG-related audits for 95% of our suppliers

•Ensured supplier compliance with RoHS for all products

•Ensured supplier compliance with California Air Resources Board (CARB) & Toxic Substances Control Act (TSCA)

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Values

Consumer-obsessed

We exist to serve the consumer’s needs and wants, using data and our deep consumer knowledge to drive our decision making

Focused

We are committed to focus on fewer, bigger, bolder bets and seek simplicity in all we do

Ambitious Innovators:

We think big, seek to be the disruptors, and innovate on differentiating experiences that make an important difference in our consumers’ lives

Problem Solvers

We are diligent and accountable to ourselves and our teams by taking responsibility, providing transparency, and adhering to the highest ethical standards

Care Deeply

We care deeply about our employees, partners, shareholders, and communities where we do business and go above and beyond to be inclusive and create a positive environment where everyone’s contributions are valued

Win Together

We put our teams above ourselves, pushing and supporting each other, and having fun as we work together as a team to accomplish our goals

Integrity

Our employees demonstrate integrity every day in their display of strong ethical and moral principles. These principles are also codified and guided by our compliance practices such as:

Code of Business Conduct
& Ethics

Our Code of Conduct that articulates our:

•Anti-discrimination policy

•Anti-bribery policy

•Conflict of interest policy

Ethics Hotline

•All complaints investigated. No violations of the Code of Conduct found.

Insider Trading Policy

•Restricted Persons policy including Blackout Period and Pre-Clearance procedure

•No short term or speculative trading permitted including hedging

Human Rights

•No forced or compulsory labor at the Company or our Suppliers

•No child labor at the Company or our Suppliers

SOCIAL

At Nautilus, we are committed to creating and supporting a positive company culture that attracts and retains talent, engages with employees, and promotes wellness, while ensuring diversity, equity, and inclusion for all employees. Every member of Team Nautilus brings a unique background and skills to our company. We celebrate our differences but are united by our mission. We are a dynamic team driving the future of consumer fitness experiences through our well-known brands and a passionate company culture. Our culture is shaped by our Values and our Integrity:

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Our People

Our People are the foundation of Nautilus, each representing our Values wherever we work. We foster an environment where we value diversity and unique contributions from each of our team members. We create a trusting, open, and inclusive environment by treating each person in a manner that reflects our core values. We are committed to creating an inclusive environment for our employees, customers, partners, and the communities in which we live, work, and play. Our goal is to positively impact our employees and our communities.

We believe in and invest in the well-being of our employees through a total rewards strategy that includes a competitive salary, incentives, health, welfare, and retirement benefits designed to encourage physical, financial, and emotional/social well-being.

We have been recognized as one of The Oregonian/OregonLive’s’ TOP WORKPLACES since 2013. Through employee nominations and surveys, the Top Workplaces competition identifies those workplaces in Oregon and Southwest Washington that are happy, stimulating, nurturing, and productive.

Domestically and internationally, our employees, suppliers and partners are expected to act in a manner consistent with our Values, our Code of Business Conduct & Ethics, and U.S. and international law.

Diversity, Equity, and Inclusion:

We are committed to a diverse, equitable and inclusive workplace to better serve our customers and communities. This includes increased and improved outreach, recruitment, hiring and retention of diverse groups at all levels of the workforce. We strive to ensure employees are included and fairly treated within all levels of the organization and that all feel welcomed, valued, and respected. We also are continuous learners, constantly seeking growth and development through Nautilus University including understanding DEI issues and initiatives. This diversity of perspectives, experiences and backgrounds makes us stronger and provides a competitive advantage.

Executive Management team

Employee Resource Groups

The Women in Leadership and Allies (WILA) group is a collaborative group of women leaders and allies at all levels of the Company who have come together to inspire, empower, educate, and encourage each other, while elevating the power of women’s voices in the Company and their communities.

The Veterans Group is a group of employee veterans and allies focused on increasing awareness, supporting veterans, and improving understanding of veterans in the workplace and community.

EMPLOYEE ORGANIZATIONS

The IDEA (Inclusion, Diversity, Equity & Accessibility) committee is an employee committee that helps guide the Company in building and implementing plans that further our efforts to grow a diverse, equitable, and inclusive workforce and offers employees opportunities to connect and dialogue with colleagues on important topics. During FY 2023, the IDEA committee helped design and roll-out a company-wide implicit bias workshop. They also hosted a number of outside presenters/speakers that led discussions with employees on topics ranging from ethnic diversity to neurodiversity.

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The Wellness Committee is an employee committee with a mission of empowering healthier living to build a better world, one employee at a time.

The Culture Club is a group of employees whose mission is to facilitate employees getting to know each other through organizing and hosting events for employees and their families.

Safety

Nautilus pledges to maintain a safe work environment across its locations, including its headquarters, distribution centers and first tier supplier base. FY 2023 was the first year we included all Company locations and 95% of our first tier supplier base in our audits, ensuring a designated person to manage health and safety policies and procedures as well as implementation. Our suppliers undergo yearly internal audits and third-party audits managed by our retail customers. We are committed to immediately addressing any issues that may arise whether found internally or externally.

•We achieved a 66.67% reduction in recordable incidents in our network year-over-year1, resulting in an overall Total Recordable Incident Rate (TRIR) of 0.26. This is best in class performance as compared to similar industry averages of 4.8 in Warehousing and 1.9 in Administrative and Support Services2.

•On average, our safety record saved the Company approximately $130K in calendar year 2022 compared to comparable companies3.

1TRIR is measured on a calendar year basis. Nautilus had 3 recordable incidents in 2021 and 1 recordable incident in 2022.

2Bureau of Labor Statistics (https://www.bls.gov/web/osh/summ1_00.htm)

3Based on the National Safety Council average of $42,000 per medically consulted injury (https://injuryfacts.nsc.org/work/costs/work-injury-costs/) multiplied by the average Warehousing and Administrative and Support Services TRIR of 3.35.

Nautilus University:

Nautilus University is our learning and development platform that was launched on May 18, 2022 that provides courses to improve the personal and professional development of our employees.

•Over 3,000 classes ranging from professional competencies, leadership, mental health and DEI completed since launch.

•Hosted 94 live, instructor-led professional development workshops

•Over 100 individual development plans completed.

•Over 200 employees completed implicit bias training.

Philanthropy and Community:

At Nautilus, we are committed to supporting the communities in which we work, play, and live. We value our philanthropic partnerships with businesses, academic institutions, and non-profit organizations serving our communities, and our charitable contributions focus on supporting these partnerships.

•We donated home fitness equipment valued at over $41,000 to non-profit organizations across the U.S., including Medical Teams International, Bike Clark County, Boys & Girls Clubs – Central Ohio, Cleveland National Forest – Trabuco Ranger District, Heron Creek Therapeutic Program, and RAPID.

•Nautilus provides 8 hours of Paid Volunteer Time per year to all employees to positively impact their communities. During FY 2023, 124 employees volunteered 932 hours of their time with organizations including Chapple Hill Cat Sanctuary, Clark County Food Bank, Bay Area Crisis Nursery, Watershed Alliance, and Shop with a Cop.

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Human Rights

We prohibit forced, compulsory or child labor and believe in the potential and dignity of every individual who is a member of Team Nautilus whether directly employed or indirectly employed with our suppliers. We validate compliance with our human rights policies through internal and third-party audits. In FY 2023, we broadened the criteria used in our social audits by using a combination of retail customer requirements and Sedex audit criteria to cover 95% of our supplier base. Third-party audits were also conducted by the Business Social Compliance Initiative and Sedex which provided validation of our internal audit results. Our internal and third party audits, did not identify any forced, compulsory or child labor at the Company or at any of our suppliers in FY 2023.

GOVERNANCE

Our Board is responsible for providing oversight of the Company’s business and affairs, including the Company’s strategic direction and the management of the financial and operational execution that will best facilitate the success of the business and support the long-term interests of our shareholders. To effectively support its responsibilities, the Board has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. Each of these Board committees is comprised solely of independent directors. These Board committees carry out the responsibilities set out in the specific committee charters approved by the Board that are consistent with applicable requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). The Board and each committee may from time-to-time form other committees or sub-committees for specified purposes. The Board and each committee may also, at its discretion, retain outside advisors at the Company’s expense in carrying out its responsibilities.

Our Board is committed to good corporate governance practices and seeks to represent shareholder interests through the exercise of sound judgment. To this end, the Board has adopted Corporate Governance Policies (“Governance Policies”) that provide the framework for the governance of the Board and Company and a Code of Business Conduct and Ethics (“Code of Conduct”) that represents our commitment to the highest standards of ethics and integrity in the conduct of our business. The Board committee charters, the Governance Policies and the Code of Conduct, as well as any amendments we may make to these documents from time to time, may be found on the Investor Relations section of our website under “Corporate Governance” at https://www.nautilusinc.com/investors/corporate-governance/, and together with our charter and bylaws, serve as our governance and compliance framework. Please note that information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

Commitment to Board Diversity

As reflected in our Governance Policies, we are committed to building a Board that consists of the optimal mix of members that represent a diversity of skills, experiences, expertise, and backgrounds capable of effectively overseeing the Company’s business strategy and risk management. Our Board consists of highly engaged, independent, and diverse directors who are actively involved in strategic, risk, and management oversight.

Board Refreshment

The Board believes the fresh perspectives brought by newer directors are critical to a forward-looking and strategic Board when appropriately balanced with the deep understanding of our business provided by longer-serving directors. Accordingly, we have maintained a deliberate mix of new and tenured directors on the Board and the Corporate Governance Committee is focused on ensuring the optimal mix of tenures, backgrounds, skills, and perspectives. Since 2020, Nautilus has added four new directors with diverse backgrounds and experiences to enhance the oversight of our strategic goals and initiatives and contribute to the development and expansion of the Board’s knowledge and capabilities.

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General/Executive Management: Experience planning, leading and managing a business.

Consumer Marketing: Experience with consumer product and services marketing across all mediums.

Strategy: Experience formulating and facilitating strategic initiatives including business partnerships and M&A.

Innovation/Product Development: Experience bringing consumer products and services from concept to market.

Finance & Accounting: NYSE Section 303.07 financially literate or SEC Reg S-K Item 407 financial expert.

Digital/Subscriptions: Experience with a software subscription business.

ESG: Experience with Sustainability,
DEI and Governance.

Supply Chain/Logistics: Experience with Demand Planning, Procurement, Supply Chain Operations, Manufacturing, and Logistics.

OmniChannel: Experience with selling consumer products in a variety of distribution channels including e-Commerce, Direct and Retail channels.

Talent Management: Experience with attracting, developing, and retaining talent.

Proposed Board of Directors

Diversity

Key Skills

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Proposal No. 1: Election Of Directors

According to our Bylaws, our Board shall be comprised of not less than five (5) nor more than fifteen (15) directors, provided, however that the number may be otherwise set by resolution of our Board. The Board has fixed the authorized number of our directors at six (6).

At this Annual Meeting, our shareholders will elect a board consisting of six (6) directors to serve until our FY 2024 annual meeting of shareholders or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. All of the nominees are currently members of our Board. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than six (6) nominees.

OUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR:

Name	Age	Director Since	Independent	Other Public Boards
James “Jim” Barr, IV	60	2019	No	-
Anne G. Saunders	61	2012	Yes	2
Patricia “Patty” M. Ross	58	2020	Yes	1
Kelley Hall	51	2021	Yes	-
Shailesh Prakash	54	2021	Yes	-
Ruby Sharma	56	2022	Yes	3

James “Jim” Barr, IV

Jim joined Nautilus, Inc. as Chief Executive Officer and Board Member in July 2019. He brings with him key capabilities of driving growth through people leadership, consumer-driven marketing, innovation and technology, as well as multiple successes transforming and growing large scale digital and multichannel businesses in diverse industries. Before joining Nautilus, Inc., from 2014 to 2018, Mr. Barr was Group President of Ritchie Bros., a global leader in the sales of used industrial equipment. Prior to that Mr. Barr held the position of EVP and Chief Digital Officer of OfficeMax where he led the transformation of its online and omnichannel experiences. In 2008, Mr. Barr was named the first President of Sears Holdings’ newly-formed Online Business Unit, where he developed and drove an omnichannel and online strategy that rapidly expanded the product assortment and growth. Mr. Barr’s foundational digital experiences came as an executive for 12 years in Microsoft’s online businesses as GM, Commerce Services, where he led Microsoft’s B2C ecommerce businesses, such as online shopping, shopping search, classified advertising and auctions, as well as underlying technology platforms, and, before that was GM, MSN Business Development. Mr. Barr holds a B.S. from Miami University, and an M.B.A. in Finance from the University of Chicago Booth School of Business.

Our Board has determined that Mr. Barr’s experience as an executive across a diverse array of industries and his experience with e-commerce and subscription businesses, among other things, makes him highly qualified to serve on the Board.

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Anne G. Saunders

Anne joined our Board in April 2012 and currently serves as the Chair of the Board and a member of the Audit Committee. Since November 2017, Ms. Saunders has been a non-executive director of the Swiss Water Process Decaffeinated Coffee Company (TSX: SWP), a global leader in natural process green coffee decaffeination, where she chairs the Corporate Governance and Compensation Committee. Since March 2019, Ms. Saunders has also served as a non-executive director for the WD-40 Company (NASDAQ: WDFC) a global consumer products company with an iconic brand. She chairs the Compensation Committee, and also serves on the Nominating/Governance Committee. From April 2016 to January 2017, Ms. Saunders was U.S. President of NakedWines.com, where she delivered record growth for a disruptive e-commerce business selling boutique wines directly to consumers. From September 2014 to April 2016, Ms. Saunders was U.S. President of FTD, Inc. (NYSE: FTD), where she ran the P&L for the $1B US e-commerce floral and gifting businesses. From August 2012 to January 2014, Ms. Saunders was President of Redbox, a $2B company that revolutionized home entertainment. From March 2009 until January 2012, Ms. Saunders was Executive Vice President and Chief Marketing Officer for Knowledge Universe, a privately-held, multi-brand, for-profit education company with 1,800 schools globally. From February 2008 until March 2009, Ms. Saunders was Senior Vice President, Consumer Bank Executive and, from May 2007 until February 2008, she was Senior Vice President, Brand Executive, for Bank of America Corporation (NYSE: BAC). Between 2001 and 2007, Ms. Saunders held a variety of positions with Starbucks Coffee Co. (NASDAQ: SBUX), including Senior Vice President, Global Brand, during that company’s period of most rapid domestic and international growth. Ms. Saunders has also held executive and senior management positions with eSociety, a Saas e-commerce platform, AT&T Wireless and Young & Rubicam. Additionally, Ms. Saunders served, from 2006 until 2007, as a director for Blue Nile, Inc. (NASDAQ: NILE). She received a B.A. from Northwestern University and an M.B.A. from Fordham University.

Our Board has determined that Ms. Saunders’s more than a decade of public board experience and success as a CEO and President of e-commerce and subscription businesses, across an array of diverse industries: retail, manufacturing, telecom, fintech, software development, entertainment/content, among other things, makes her highly qualified to serve on the Board.

Patricia “Patty” M. Ross

Patty joined the Board in March 2020 and currently serves as the Chair of the Corporate Governance Committee and Chair of the Compensation Committee. Ms. Ross has served as Founder and Principal of PMR Consulting, LLC, a management consulting company since March 2017. She is an accomplished Senior Executive who leverages her experience, leadership acuity, and definitive record, positioning her as a go-to global strategist in the consumer product industry. Ms. Ross most recently served Apple (NASDAQ: AAPL) as an Executive Advisor for the People organization, where she delivered talent management, retention, inclusion, and diversity strategies across all US and global divisions from November 2019 to February 2020. From 1992 to March 2017, Ms. Ross spent her career with Nike (NYSE: NKE), where she dedicated over 34 years in strategy, process re-engineering, operations, and general management roles. Including GM, Asia Pacific Equipment; Senior Director, Global Footwear; VP, Global Product Process Innovation, and finally a VP in Global Operations, Innovation & Technology. She is routinely trusted and relied upon to start up new

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divisions, functional units, and incubators, charged with implementing change, innovation, and growth. Her direct efforts led to millions of revenue dollars for Nike annually. In addition to her professional contributions at Nike, Ms. Ross gained a reputation for both innovative excellence and reliable execution by spearheading value initiatives such as the first e-commerce B2B website for retailers, Nike’s Product Creation Center of Excellence, Nike’s Workplace of the Future, and the Women of Nike Diversity Network.

Ms. Ross holds a Bachelor of Applied Science degree in Marketing and Finance from Portland State University, a coaching certification in Executive Leadership Development from The Hudson Institute of Coaching, and an Advanced Management certificate in Business Administration and General Management from Harvard Business School. As a global executive, Ms. Ross brings knowledge of public board governance through current board experience, prior interactions with boards and committees as an executive, and the formal training and graduate of the Executive Board Education Certification from Harvard Business School and NACD Directorship Certified™ from the National Association of Corporate Directors. In addition to growing and reshaping organizations as a strategic advisor and operations leader, Ms. Ross is active in various professional boards and speaking engagements. As a current board member, Patty serves on the Compensation and Chair of the ESOP Committee of MMC Corp, and Chair of the Nominating and Governance Committee and member of the Audit and Compensation Committees of Movella (NASDAQ: MVLA). She is also an active member of the National Association of Corporate Boards (NACD), Athena Alliance, WomenExecs on Boards, and Women Corporate Directors (WCD), and the International Coaching Federation (ICD), where she is committed to the professional development of executives of all ages.

Our Board has determined that Ms. Ross has the requisite experience to be a director of Nautilus. Ms. Ross brings to our Board a strong background in consumer products, corporate governance, talent development, and operations expertise to Nautilus.

Kelley Hall

Kelley joined our Board in October 2021 and currently serves as a member of the Audit Committee and Compensation Committee. She is the Executive Vice President and Chief Financial Officer at Recreational Equipment, Inc. (REI), the nation’s largest consumer co-operative bringing top-quality outdoor gear, apparel, expert advice and experiences to its members and customers. Kelley leads REI’s strategy, sustainability, financial planning and analysis, accounting, treasury, internal audit, tax, strategic sourcing and asset protection teams. Kelley also leads REI’s integrated value chain team, including global supply chain operations and merchandise/demand planning. Prior to REI, she served as Senior Vice President, Chief Accounting Officer, and Treasurer for Nordstrom, Inc. where she supported strategic efforts to evolve Nordstrom’s accounting, indirect procurement, tax, and treasury work across the organization. Kelley also spent nine years at NIKE, Inc. and held various senior finance leadership positions, including Vice President and Chief Financial Officer for NIKE, Inc.’s Enterprise Operations. Prior to NIKE, Kelley spent 14 years with Starbucks Corporation in a variety of finance leadership roles, including several roles as Vice President supporting U.S. retail and corporate finance. Since 2018, Kelley has also served on the Board of Trustees for the Seattle Foundation, a community foundation focused on strengthening the health and vitality of the greater Seattle community by connecting generous people with well-informed philanthropic strategies. She received a Bachelor of Arts and a Master of Business Administration from the University of Washington.

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Our Board has determined that Ms. Hall’s extensive experience as a strategic advisor to consumer and retail businesses as well as her finance and accounting expertise, among other things, makes her highly qualified to serve on the Board.

Shailesh Prakash

Shailesh joined our Board in October 2021 and currently serves as a member of the Compensation Committee and Corporate Governance Committee. He is the General Manager and Vice President of Google News, where he leads product and engineering teams building the future of News for publishers and consumers. Shailesh joined Google in 2022 from the Washington Post where he was the Chief Product and Technology Officer, with responsibility for product, design, engineering and data analytics. At the Post he also headed the development of Arc XP, the fast-growing global content platform. Shailesh began his career as a software engineer, with roles at Motorola, Sun Microsystems, Netscape and Microsoft. He holds a BS in Computer Science from IIT, Bombay, a MS in Computer Science from Clemson University, and an MBA from Georgia State University.

Our Board has determined that Mr. Prakash’s extensive experience with technology development, digital platforms, software-as-a-service and subscription businesses, among other things, makes him highly qualified to serve on the Board.

Ruby Sharma

Ruby joined our Board in May 2022 and currently serves as the Chair of the Audit Committee and member of the Corporate Governance Committee. She is a multi-cultural, global business advisor with comprehensive expertise in strategy, operational risk transformation, M&A, governance, audit, and accounting. Ruby is also a member of the board at Southwest Gas Holdings, Inc. (NYSE: SWX); S&C Electric Company (private); ShotSpotter, Inc. (NASDAQ: SSTI); and ATI Inc. (NYSE: ATI). Previously she has served as the Chair of the Audit Committee at Penn Medicine Princeton Health; on the Board of Trustees for Aspira Women’s Health (NASDAQ: AWH), with the National Ascend Organization; and as a Member of the Asia Society Business Council.

Ruby retired as a senior partner at Ernst & Young LLP (“EY”) with a proven capacity to develop and manage new business ventures, and generate sustained revenue growth. A frequent keynote speaker and panelist on corporate governance topics, Ruby has authored several audit committee handbooks and guides, as well as white papers on governance, value protection, and diversity and inclusion topics.

Ruby was honored as an Outstanding 50 Asian Americans in Business in the Americas in 2011 by the Asian American Business Development Center. She is a Fellow Chartered Accountant (Institute of Chartered Accountants in England & Wales) and holds a B. A. in Economics from Delhi University, India. Sharma also attended the Executive Education program for EY Partners at Northwestern University, Kellogg School of Management.

Our Board has determined that Ms. Sharma’s considerable experience as a strategic advisor to public company boards and management teams and comprehensive background in M&A, Governance, Audit & Accounting, among other things, makes her highly qualified to serve on the Board.

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No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of Nautilus.

NAUTILUS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES TO THE BOARD OF DIRECTORS.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board oversees our overall performance on behalf of our shareholders. Members of our Board stay informed of our business through discussions with our Chief Executive Officer (“CEO”) and other members of our executive team, by reviewing materials provided to them, and by participating in regularly scheduled Board and committee meetings.

Our Board met fourteen times in FY 2023. All directors attended at least 75% of the meetings of our Board and of meetings of committees of our Board on which such member served that were held during the period in which such director served. Currently, we do not have a policy requiring our Board members’ attendance at the annual shareholders meeting. Except for Richard A. Horn, Kelley Hall and Shailesh Prakash, all of our directors attended our 2022 annual shareholders meeting.

In order to promote open discussion among independent directors, our Board has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and at such other times if requested by an independent director. These executive sessions are generally led by our Chair.

Transactions with Related Persons

Our Board recognizes that “transactions” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) present a heightened risk of conflict of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a policy which shall be followed in connection with all related person transactions. Specifically, this policy addresses our procedures for the review, approval, and ratification of all related person transactions.

Our Board has determined that the Audit Committee is best suited to review and approve related person transactions. Accordingly, any related person transactions recommended by management shall be presented to the Audit Committee for approval at a regularly scheduled meeting of the Audit Committee. Any related person transaction shall be consummated or shall continue only if the Audit Committee approves the transaction, the disinterested members of our Board approve the transaction, or the transaction involves compensation approved by the Compensation Committee.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. Each committee is governed by a written charter that may be amended by our Board at any time. The full text of each committee charter, our Code of Business Conduct and Ethics, and our Corporate Governance Policies are available in the Investor section of our website at www.nautilusinc.com. In addition, we will promptly deliver free of charge, upon request, a copy of the committee charters, Code of Business Conduct and Ethics and our Corporate Governance Policies to any shareholder requesting a copy. Requests should be sent to the Nautilus, Inc. Secretary at the address provided on the first page of this Proxy Statement.

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The current composition of our three standing committees is as follows:

Name[1]	Audit Committee[2]	Compensation Committee[2]	Corporate Governance Committee[2]
Anne G. Saunders
Patty Ross
Ruby Sharma	[3]
Kelley Hall	[3]
Shailesh Prakash

1All Committee members qualify as an “independent director” under our Corporate Governance Policies, Section 303A.02 of the Listed Company Manual of the New York Stock Exchange (“NYSE”), and applicable rules of the SEC, and each such person is free of any relationship that would interfere with the individual exercise of independent judgment.

2Our Board has further determined that each member of the Board’s Audit Committee and Compensation Committee meets the independence requirements applicable to those committees prescribed by the Listed Company Manual and the SEC, including Rules 10A-3(b)(1) and 10C-1 under the Exchange Act related to independence of audit committee and compensation committee members, respectively.

3Qualifies as an “audit committee financial expert”.

Indicates Committee Chair

Audit committee

Membership[1]	Key Committee Responsibilities
Ruby Sharma, Chair* Anne G. Saunders Kelley Hall* *Qualifies as an audit committee financial expert Meetings in FY 2023: 4	Select, and evaluate the performance of, the Company’s independent registered public accounting firm (including its qualifications, performance and independence);

Review and discuss with management and our independent registered public accounting firm the content of our financial statements prior to filing our quarterly reports on Form 10-Q, and the annual audited financial statements prior to the filing of our annual report on Form 10-K, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to our Board whether the audited financial statements should be included in our annual report on Form 10-K;

Oversee the Company’s systems of internal accounting and financial controls and review the activities and qualifications of the Company’s internal audit function;
Review and discuss risk management and controls, including policies and guidelines with respect to risk assessment and risk management;
Review and approve related party transactions for potential conflicts of interest; and
Oversee the processes for handling complaints relating to accounting, internal accounting controls and auditing matters.

1During FY 2023, Mr. Marvin G. Siegert, Mr. Richard A. Horn, and Ms. Ross served on the Audit Committee until the August 2022 annual meeting.

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Compensation committee

Membership[1]	Key Committee Responsibilities
Patty Ross, Chair[2] Shailesh Prakash Kelley Hall Meetings in FY 2023: 7

Approve the compensation of each of the Company’s executive officers who are, as determined from time to time by our Board, subject to the provisions of Section 16 of the Exchange Act (the “Senior Executives” or “Section 16 Officers”), and approve (as appropriate) employment agreements and severance plans;

Review the CEO’s individual goals and objectives and set the CEO’s compensation after evaluating his performance;
Review, approve and make recommendations to the Board regarding equity-based plans and incentive compensation plans in which the CEO and the other Senior Executives may participate;
Approve grants of stock options, restricted stock awards and/or other awards under our Amended and Restated 2015 Long-Term Incentive Plan (the “2015 LTIP”);
Recommend to the Board compensation of the non-employee Board members;
Develop and periodically review with the Board succession plans with respect to the CEO and other senior executives; and
Administer the Company’s clawback policy.

1During FY 2023, Mr. M. Carl Johnson, III, Mr. Seigert, Mr. Horn, and Ms. Saunders served on the Compensation Committee until the August 2022 annual meeting.

2Mr. Prakash served as Chair of the Compensation Committee from August 2022 until May 2023 when Ms. Ross was elected Chair of the Committee.

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Corporate Governance COMMITTEE

Membership[1]	Key Committee Responsibilities
Patty Ross, Chair Shailesh Prakash Ruby Sharma Meetings in FY 2023: 4

Evaluate the performance, size and composition of the Board to determine the qualifications and areas of expertise, including a diversity of experience and backgrounds, needed to further enhance the composition of the Board and working with management in attracting candidates with those qualifications;

Identify individuals qualified to become directors and review the qualifications of prospective nominees, including nominees recommended by shareholders, and recommend to the Board candidates for election at the Company’s Annual Meeting of Shareholders and to fill Board vacancies;

Recommend to the Board committee chairs and members, as well as changes in number or function of committees;
Establish procedures, subject to the Board’s approval, for the annual performance self-evaluation of the Board and its committees;
Periodically review the Company’s corporate governance practices and leadership structure;
Develop and oversee the Company’s orientation program for new directors and an education program for all directors; and
Monitor progress of the Company’s ESG initiatives and performance.

1During FY 2023, Mr. Johnson, Mr. Seigert, Mr. Horn, and Ms. Saunders served on the Corporate Governance Committee until the August 2022 annual meeting.

The Audit Committee

During FY 2023, the Audit Committee consisted of three independent directors: Ruby Sharma (Chair), Anne G. Saunders, and Kelley Hall. Mr. Marvin G. Siegert, Mr. Richard A. Horn, and Ms. Patty Ross served on the Audit Committee from the prior fiscal year end until August 2022. Each member of the Audit Committee meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees. In addition, our Board has determined that Ms. Sharma and Ms. Hall each qualify as an “audit committee financial expert” under the regulations of the SEC. Although all members of the Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise, and our Board has determined that Ms. Sharma and Ms. Hall each qualify as an “audit committee financial expert,” members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee met four times during FY 2023.

A copy of the full text of the Audit Committee Charter can be found on our website at www.nautilusinc.com.

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The Compensation Committee

The Compensation Committee met seven times during FY 2023. Pursuant to its charter, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain compensation consultants, independent legal counsel or other advisors and has the sole authority to approve the fees and other retention terms with respect to such advisors. From time to time the Compensation Committee has engaged compensation consultants to advise it on certain matters. See “Compensation Discussion and Analysis.”

A copy of the full text of the Compensation Committee Charter can be found on our website at www.nautilusinc.com.

Compensation Committee Interlocks & Insider Participation

During FY 2023, the Compensation Committee was comprised of three independent directors: Shailesh Prakash (Chair, August 2022 – May 2023), Patty Ross (Chair, May 2023 – Present), and Kelley Hall. Mr. M. Carl Johnson, III, Mr. Marvin Seigert, Mr. Richard Horn, and Ms. Anne Saunders served on the Compensation Committee from the prior fiscal year end until August 2022. None of the members of the Compensation Committee have a relationship with Nautilus, other than as directors and shareholders. No member of the Compensation Committee is, or was formerly, an officer or an employee of Nautilus. None of our executive officers served, during the fiscal year ended March 31, 2023, as a member of the Compensation Committee or on the board of directors of any entity that has an executive officer serving as a member of our Compensation Committee or Board.

The Corporate Governance Committee

The Corporate Governance Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the Corporate Governance Committee to consider their directorship recommendations should submit their recommendations in writing to Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, Attn: Chair of Corporate Governance Committee pursuant to the procedures set forth in the section titled “Procedures for Shareholder Proposals and Nominations”. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the Corporate Governance Committee.

Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Corporate Governance Committee considers a candidate’s quality of experience, our needs and the range of talent and experience represented on our Board. In evaluating particular candidates, the Corporate Governance Committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the shareholders. The Corporate Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities, as well as matters of diversity, including gender, race and national origin, education, professional experience and differences in viewpoints and skills. While the Corporate Governance Committee does not have a formal policy with respect to diversity, both the Board and the Corporate Governance Committee believe that it is essential that Board members represent a diverse range of experience, expertise, and viewpoints.

During FY 2023, the Corporate Governance Committee was comprised of three independent directors: Patty Ross (Chair), Shailesh Prakash and Ruby Sharma. Mr. Johnson, Mr. Seigert, Mr. Horn, and Ms. Saunders served on the Corporate Governance Committee from the prior fiscal year end until August 2022. The Corporate Governance Committee met four times during FY 2023.

A full copy of the Corporate Governance Committee Charter can be found on our website at www.nautilusinc.com.

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Communications with Directors

All interested parties may send correspondence to our Board or to any individual director at the following address: Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683.

Your communications should indicate that you are a shareholder of Nautilus. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed (or, if no director is specified, to the Chair), attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Board Leadership Structure

Our Board has a majority of independent directors; five out of our six director nominees are independent. The Audit, Compensation, and Corporate Governance committees are each composed solely of independent directors.

We separate the roles of Chair of the Board and CEO in recognition of the differences between the two positions. Ms. Saunders, who acts as the Chair, oversees our business broadly, leads the meetings of our Board, and provides guidance to our management team. Our CEO is generally charged with oversight of the day-to-day operations of the business. We believe that consistency between day-to-day operations and the overall management is reached through the service of our CEO as a director, but the separation of the Chair and CEO roles is important to achieve a balance of oversight that is favorable to us and our shareholders.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks that we face. Management identifies, assesses, and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and cyber-security, and strategic and reputational risks. Our Board’s role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight in connection with those efforts.

DIRECTOR COMPENSATION

Nautilus has a Director Compensation Program that provides for compensation of the non-employee members of our Board. Director compensation consists of annual retainers, fees for service as a committee chair, and awards of equity compensation. Directors who are employees receive no additional or special remuneration for serving as directors.

Annual Retainer, Committee Chair & Member Fees

Under the Director Compensation Program, each non-employee director receives an annual retainer of $57,500. Our Board’s Chair receives an additional annual fee of $35,000. Each director serving on a committee of our Board receives an additional fee of $6,000. The Chair of the Audit Committee receives an additional annual retainer of $17,500, while the Chairs of the Compensation Committee and the Corporate Governance Committee each receive an additional annual retainer of $8,750. We also reimburse non-employee director expenses for attending meetings of the Board of Directors.

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Initial Equity Grant

Our Director Compensation Program provides that, upon initial election to our Board, each non-employee director will be granted 10,000 restricted stock units with one-third vesting each year over three years.

Annual Equity Grant

Upon each non-employee director’s re-election to the Board in August 2022, they each received a grant of 19,553 shares of Nautilus restricted stock. Due to volatility in the price of Nautilus common stock, the number of shares of restricted stock granted to non-employee directors was determined by using a forty-five day moving average of the price of Nautilus common stock. The shares subject to the restricted stock awards are subject to forfeiture until vesting on the first anniversary of the grant date, subject to continued service of the director through such date.

FY 2023 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards[1]	Total
Kelley Hall	$67,500	$41,061	$108,561
Shailesh Prakash	$73,333	$41,061	$114,394
Patty Ross	$77,333	$41,061	$118,394
Anne G. Saunders	$93,750	$41,061	$134,811
Ruby Sharma	$70,793	$68,561	$139,534
Richard A. Horn[2]	$28,551	$0	$28,551
M. Carl Johnson, III[2]	$35,353	$0	$35,353
Marvin G. Siegert[2]	$41,516	$0	$41,516

1Stock award amounts reflect the aggregate grant date fair value of awards granted during FY 2023, based on a grant of 19,553 restricted shares for all directors except that Ms. Sharma also received an additional 10,000 RSU’s upon her initial election to the Board in FY 2023. See Notes 1 and 20 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023 for information on determining the fair value of stock awards and other related information.

2Mr. Horn, Mr. Johnson, and Mr. Siegert no longer serve on the Board.

Equity Awards Outstanding at March 31, 2023

Name	Unvested Stock Awards (# of Shares)	Option Awards (# of Shares)
Kelley Hall	26,219[1]	-
Shailesh Prakash	26,219[1]	-
Patty Ross	19,553[2]	15,000[4]
Anne G. Saunders	19,553[2]	-
Ruby Sharma	26,219[3]	-
Richard A. Horn[5]	0	-
M. Carl Johnson, III[5]	0	-
Marvin G. Siegert[5]	0	-

1Consists of (a) 6,666 remaining RSU awards vesting in two more equal annual installments on the anniversary of the grant date of October 21, 2021, and (b) 19,553 restricted stock awards vesting on August 22, 2023.

2Consists of 19,553 restricted stock awards vesting on August 22, 2023

3Consists of (a) 6,666 remaining RSU awards vesting in two more equal installments on the anniversary of the grant date of May 18, 2022, and (b) 19,553 restricted stock awards vesting on August 22, 2023.

4Consists of 15,000 stock options that vested and became exercisable on March 9, 2021.

5Mr. Horn, Mr. Johnson, and Mr. Siegert no longer serve on the Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock, as of May 31, 2023, by: 1) each director; 2) each of the named executive officers included in the Summary Compensation Table; 3) all persons that we know are beneficial owners of 5% or more of our common stock as of the record date; and 4) all directors and executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to all shares beneficially owned.

Name of Beneficial Owner	Total Shares Beneficially Owned[2]	Percentage Beneficially Owned[2]
Namdar Family Holding LLC[3]	3,178,769	9.9%
Non-Employee Directors[1]
Anne G. Saunders	43,224	*
Patty Ross[4]	37,607	*
Shailesh Prakash	3,334	*
Kelley Hall	3,334	*
Ruby Sharma	3,334	*
Named Executive Officers[1]
James Barr, IV5	828,578	2.6%
Aina E. Konold	211,291	*
Alan L. Chan	3,224	*
All Directors & Executive Officers as a Group (11 persons)[6]	1,240,308	3.9%

*Less than 1%

1The address for each director and executive officer is c/o Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683.

2This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect the shares indicated as beneficially owned. Applicable percentages are based on 31,986,018 shares outstanding on May 31, 2023, adjusted as required by rules promulgated by the SEC.

3Information is based on the Schedule 13G/A filed on April 24, 2023 by Namdar Family Holding LLC, Igal Namdar, and Namdar Realty LLC (collectively, “Namdar”). Namdar has sole voting power with respect to 3,178,769 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,178,769 shares, and shared dispositive power with respect to 0 shares. The address of Namdar is 150 Great Neck Road, Suite 304, Great Neck, New York 11021.

4Consists of (a) 22,607 shares of common stock held by Ms. Ross and (b) 15,000 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of May 31, 2023.

5Consists of (a) 373,803 shares of common stock held by Mr. Barr and (b) 454,775 shares issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of May 31, 2023.

6Consists of (a) 770,533 shares of common stock held by our directors and officers, and (b) 469,775 shares issuable upon exercise of stock options held by our directors and officers that are currently exercisable or exercisable within 60 days of May 31, 2023.

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EXECUTIVE OFFICERS

The following table identifies our executive officers as of the date of this Proxy Statement, the positions they hold and the year in which they began serving as officers of Nautilus. Our Board appoints all our executive officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current Position(s) with Nautilus	Officer Since
James Barr, IV	60	Chief Executive Officer	2019
Aina E. Konold	54	Chief Financial Officer	2019
Christopher K. Quatrochi	54	Chief Product Officer	2018
Becky L. Alseth	61	Chief Marketing Officer	2020
John R. Goelz	52	Chief Operating Officer	2021
Alan L. Chan	47	Chief Legal & People Officer, Secretary	2021

Following are the biographies of the foregoing persons, except the biography of Mr. Barr, which is located above under the heading “Proposal No. 1: Election of Directors.”

Aina E. Konold

joined Nautilus, Inc. as Chief Financial Officer in December 2019 and leads the Finance, Strategy, Business Development, and IT Functions. Ms. Konold has over 25 years of global retail, strategy, financial management, and operational experience, with a strong track record of driving growth and optimizing and scaling operating models. Prior to joining Nautilus, Inc., Ms. Konold held several executive level positions during her 20-year career with Gap, Inc., across financial planning and analysis, controllership, shared services, real estate strategy, and investor relations. Most recently, she was the founding CFO for Gap Inc. in China, where she led the business through its hyper growth phase and established a scalable business model in a constantly evolving marketplace, particularly in the areas of digital and e-commence. Ms. Konold holds a B.A. from Stanford University and began her career at PricewaterhouseCoopers.

Becky L. Alseth

joined Nautilus, Inc. as GM Direct to Consumer and Vice President of Marketing in March 2020 and, in February 2021, was promoted to Chief Marketing Officer. In her role, Ms. Alseth leads global marketing for the Company. Prior to joining Nautilus, Ms. Alseth held senior marketing and branding positions at Fortune 500 companies, including Avis Budget Group and The Clorox Company, as well as global giants Diageo and Nestle, with repeat successes of growing market share, customer loyalty, and brand equity. Most recently, she led marketing at Ritchie Bros., a world leader in asset management and disposition. A native of Montana, Becky holds a Bachelor of Science in Society & Technology from Montana Tech and an M.B.A. from the University of Washington Foster School of Business in Seattle.

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John R. Goelz

joined Nautilus, Inc. as Chief Supply Chain Officer in March 2021 and assumed the role of Chief Operating Officer in February 2023 to oversee the company’s Customer Care, sales, supply chain, and analytics channels. Mr. Goelz brings more than 20 years of global supply chain experience to Nautilus. Prior to joining the Company, Mr. Goelz was Vice President of Global Supply Chain, Operations and Quality at The Master Lock Company. There, and at Rockwell Automation, a manufacturer of integrated technologies, he held progressive levels of supply chain oversight, including all facets of manufacturing, procurement, logistics, and planning. John is an Army veteran and holds a bachelor’s degree in Business and Human Resource Management from Upper Iowa University, as well as an M.B.A. from Marquette University in Milwaukee, Wisconsin.

Christopher K. Quatrochi

joined Nautilus, Inc. as Senior Vice President of Innovation in January 2018 and assumed the role of Chief Product Officer in February 2023. In his role, Chris oversees all product development efforts across the Nautilus, Inc. family of brands in the Nautilus Innovation Center. Prior to joining Nautilus, Mr. Quatrochi was Group Vice President for Product Operations at Broan-Nutone (a manufacturer of residential use products) from 2015 to 2017. While at Broan-Nutone, he managed product development and marketing. Mr. Quatrochi has also held multiple positions with Whirlpool Corporation (a multinational manufacturer and marketer of home appliances) from 2007 to 2015, including roles as head of global product experience design and connectivity, global strategy and planning for refrigeration, global director for the kitchen category, and leadership over cost and quality management. Prior to Whirlpool, Mr. Quatrochi held the role of Chief Operating Officer for Access Communications in Chicago from 2002 to 2007 and Engagement Manager focusing on operational effectiveness at McKinsey and Company from 2000 to 2002. Mr. Quatrochi holds a B.A. in Electrical Engineering from Bradley University and an M.B.A. from Northwestern’s Kellogg School of Management.

Alan L. Chan

joined Nautilus as Chief Legal Officer and Secretary in August 2021 and was named Chief Legal & People Officer and Secretary in April 2023. With more than 20 years of experience, including deep legal knowledge in areas of the supply chain, intellectual property, and technology solutions and services, Mr. Chan leads all aspects of Nautilus, Inc.’s global legal strategy, including corporate governance and compliance, mergers and acquisitions, and intellectual property. He also oversees the Company’s human resources department. Mr. Chan began his career as a commercial and patent litigation lawyer in New York City. He spent the next 16 years with Fortune 110 company Arrow Electronics in New York and Denver, culminating as the Vice President of Legal Affairs and Assistant Corporate Secretary. He led global teams with diverse responsibilities, including M&A, commercial agreements, immigration, intellectual property, and corporate governance. Mr. Chan holds a bachelor’s degree in biology from Binghamton University and a law degree from Emory University School of Law.

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COMPENSATION DISCUSSION & ANALYSIS

In this section of the proxy statement, we identify the material elements of our compensation programs for our executive officers, including an overview of our executive compensation philosophy and the processes and methodology we use in making executive pay decisions. We also provide detailed information regarding compensation paid to each Named Executive Officer (“NEO”) during the fiscal year ending March 31, 2023 (“FY 2023”) and the fiscal year ending March 31, 2022 (“FY 2022”). Our NEOs for FY 2023 are our Chief Executive Officer and our two most highly compensated executive officer other than the Chief Executive Officer, who were serving as executive officers as of March 31, 2023, as follows:

Name	Position
James Barr, IV	Chief Executive Officer
Aina E. Konold	Chief Financial Officer
Alan L. Chan	Chief Legal & People Officer, Secretary

Executive Summary

Our company is historically known for being a leader in strong durable consumer fitness equipment. Recognizing the trends in fitness were changing, we have expanded our focus on connected fitness that combines high quality equipment with digital solutions. In late 2020, we launched our new strategy, North Star, and started to shift our business mix from product revenue to a balance of product and subscription-based revenue. As a result, the Compensation Committee continues to assess the incentive plan metrics and expects to continue to assess and evolve our compensation program in the coming years to ensure alignment of the compensation program with our strategy. The post-pandemic recalibration, uncertain macro-economic conditions, inflation, and other factors are key considerations as the Compensation Committee balances management retention and increasing shareholder value.

We have three primary elements of compensation: base salary, annual short-term incentives, and long-term incentives.

Base Salary Provides a competitive level of fixed compensation, which is based upon individual factors such as scope of responsibility, experience, and strategic impact.	Short-Term Incentive (STI) Variable cash compensation component aligned with near-term objectives, while also supporting our long-term strategic plan.	Long-Term Incentive (LTI) Variable equity-based compensation component emphasizing long-term Company performance. Aligns executive officer interests with those of our shareholders.

Benefits & Perquisites

NEOs are generally not eligible for any additional benefits or perquisites beyond what is provided to the general employee population.

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Governance of Our Executive Compensation Program

The Compensation Committee (herein referred to as the “Committee”) has overall responsibility for the evaluation, approval and oversight of our compensation plans, policies and programs and the total direct compensation of our executive officers. The Committee has sole responsibility for determining our CEO’s compensation and reviewing it with our Board. Our CEO provides recommendations to the Committee on compensation matters for our other executive officers. From time to time, the Committee seeks input from an independent compensation consultant who advises the Committee regarding executive compensation matters.

During FY 2023, the Committee retained ClearBridge Compensation Group (“ClearBridge”) to serve as its executive compensation consultant. All of the services that ClearBridge performs for the Company are performed at the request of the Committee, are related to executive and/or director compensation, and are in support of decision making by the Committee.

The Committee considered ClearBridge’s independence in light of SEC rules and New York Stock Exchange listing standards. The Committee reviewed a questionnaire completed by ClearBridge addressing factors pertaining to the independence of ClearBridge and the senior advisor involved in the engagement, including the following factors: (1) other services provided to us by ClearBridge; (2) fees paid by us as a percentage of ClearBridge’s total revenue; (3) policies and procedures maintained by ClearBridge that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Committee; (5) any company stock owned by ClearBridge or the senior advisor; and (6) any business or personal relationships between our executive officers and ClearBridge or the senior advisor. The Committee discussed these considerations and concluded that the work performed by ClearBridge and ClearBridge’s senior advisor involved in the engagement did not raise any conflict of interest. ClearBridge reports directly to the Committee and supports the Committee by:

•providing information on executive compensation best practices and current trends;

•reviewing compensation-guiding principles and recommending assessment methodologies;

•conducting detailed executive compensation assessments, including development of appropriate peer group, and providing preliminary recommendations for executive compensation adjustments; and

•providing conceptual guidance and design advice on short-term and long-term incentive programs.

Compensation Philosophy

Our executive compensation program is designed with two primary objectives in mind:

•attracting, retaining and motivating executives critical to our financial stability and future success; and

•rewarding executives for meeting ambitious financial, operational and individual performance goals and taking effective actions which are expected to increase shareholder value over time.

Consistent with these objectives, we offer our executive officers a mix of base salary, short-term incentive cash compensation, long-term cash and equity-based incentives, health and welfare benefits and employment contracts. While we do not target a specific percentage allocation for base salary, short-term incentive compensation or long-term incentives (as a percent of total compensation), we operate under the general philosophy of targeting a total compensation opportunity that is competitive within our market for executive talent. Individual levels of compensation are affected by the executive’s experience, performance and potential, as assessed by the Committee with input from the CEO. The Committee considered the results of the advisory vote on executive compensation conducted during the FY 2022 annual meeting of shareholders, which resulted in a majority vote percentage (84%) in support for the Committee’s current executive compensation policies.

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Executive Compensation Practices

What We Do

We Do have a pay-for-performance compensation program, which ties compensation to rigorous pre-established performance goals

We Do link our financial and strategic objectives to our annual incentive program

The Compensation Committee Does use an independent compensation consultant

We Do have double-trigger change in control (“CIC”) severance protections that require involuntary termination

We Do have a clawback policy

We Do have policies prohibiting hedging/pledging of the Company’s stock

We Do conduct a say-on-pay shareholder vote on an annual basis

What We Don’t Do

We Do Not have “single trigger” vesting of outstanding equity-based awards based solely on a CIC

We Do Not maintain compensation policies or practices that encourage unreasonable risk taking

We Do Not allow for uncapped incentive compensation payouts

We Do Not offer excessive perquisites

We Do Not provide tax gross-ups for any excise taxes triggered in connection with a CIC

We Do Not offer supplemental executive pension benefit

Peer group data is used to compare our compensation program for executive officers with that of executives in comparable roles at peer group companies. This data is supplemented by data from published relevant compensation surveys, providing additional market-based analytical data for corporate executive pay at companies similar in industry, annual revenues or other relevant metrics.

Based upon the selection criteria, which targeted high-end consumer products companies with annual revenues similar to Nautilus, the following companies were used for our peer group for FY 2023:

• Bassett Furniture Industries, Inc. (BSET)

• Clarus Corporation (CLAR)

• Escalade, Incorporated (ESCA)

• Flexsteel Industries, Inc. (FLXS)

• fuboTV Inc. (FUBO)

• GoPro, Inc. (GPRO)

• iRobot Corporation (IRBT)

• Johnson Outdoors Inc. (JOUT)

• Lifetime Brands, Inc. (LCUT)

• Marine Products Corporation (MPX)

• MasterCraft Boat Holdings, Inc. (MCFT)

• Movado Group, Inc. (MOV)

• Purple Innovation, Inc. (PRPL)

• The Beachbody Company, Inc. (BODY)

• Vera Bradley, Inc. (VRA)

• Vivint Smart Home, Inc.[1]

• WW International, Inc. (WW)

• Zuora, Inc. (ZUO)

1Vivint Smart Home was purchased by NRG Energy, Inc. on March 10, 2023 and is no longer publicly traded.

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In light of volatility in the current fitness environment we believe that a greater percentage weighting towards long-term incentives better aligns our executive compensation with shareholder interests. We do not believe the elements of our compensation program are structured to encourage excessive risk taking by any of our executives but are part of an overall compensation and management philosophy designed to increase shareholder value over time.

CEO	OTHER NEOs

Fiscal Year 2023 Compensation

Base Salaries

Base salaries of our executive officers are intended to attract and retain executives, as part of the total compensation package, by providing a competitive base level of compensation. Base salaries are typically considered by the Committee on an annual basis, as well as in connection with the hiring of a new executive, a promotion or other changes in an incumbent executive’s job responsibilities. Base salaries of executive officers are determined by evaluating the responsibilities of the position, the experience and performance of the individual, and by reference to the competitive marketplace median for corporate executive positions of comparable scope, duties and responsibilities.

In early 2022, ClearBridge conducted a competitive assessment of target total direct compensation for all executives (including the CEO) showing below market compensation for all of the Company’s executive officers. However, no base compensation increases occurred in FY 2023.

Short-Term Incentive Program

Our short-term incentive program for FY 2023 was designed to compensate eligible employees based on the accomplishment of both financial and non-financial factors. Under the short-term incentive program, individual plan participants are eligible to receive incentive compensation in the form of cash bonuses based on a target percentage of their annual base salary. Individual bonus targets under the short-term incentive program remained unchanged in FY 2023.

The calculation for determining an individual executive’s incentive amount earned under the short-term incentive program is a product of: 1) the executive’s base salary; 2) the executive’s target bonus percentage; and 3) combined achievement against the financial and non-financial factors. For FY 2023, the combined maximum payout allowed under the plan was 150% of target.

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Individual Bonus Targets

Individual bonus targets established under our short-term incentive program for FY 2023 for our NEOs ranged from 50% to 100% of annual eligible wages, consisting of base salaries and payable up to a maximum of 150% of target, as follows:

Name	Individual Bonus Target (% of eligible wages)
James Barr, IV	100%
Aina E. Konold	60%
Alan L. Chan	50%

Corporate Financial Factor

The corporate financial factors were comprised of Net Revenue and Adjusted EBITDA1. The achievement against the financial factors could range from 30% to 150%, assuming established threshold levels were met. If the threshold was not met for a specific factor, achievement would be 0% for that factor.

Corporate Non-Financial Factor

In addition to the corporate financial factors, two non-financial factors supporting the Company’s North Star initiative were established. For FY 2023, the goals were JRNY® Subscribers and Bowflex® Net Promote Score. Achievement against the non-financial factor could range from 30% to 150%, assuming the established threshold levels were met. If the thresholds were not met, achievement would be 0% for that factor. The non-financial factors were calculated on the full fiscal year basis.

The FY 2023 specific weightings for the financial and non-financial factors were:

	Net Revenue	Adjusted EBITDA[1]	JRNY® Subscribers	Bowflex® Net Promoter Score
FY 2023	30%	30%	25%	15%

1Adjusted EBITDA excludes the non-cash charge related to goodwill and intangible asset impairments, legal settlements, acquisitions and other related costs, restructuring and exit charges, depreciation and amortization, stock-based compensation and certain other net expenses.

FY 2023 SHORT-TERM INCENTIVE PROGRAM PAYMENTS

For FY 2023, the Company achieved 100% for the Bowflex® Net Promoter Score factor but did not meet thresholds for any other factor. Due to the failure to achieve threshold performance for the most heavily weighted factors, management recommended to the Compensation Committee that awards not be awarded and paid pursuant to the short-term incentive program. The Compensation Committee agreed with management’s recommendation that the partial achievement of the short-term incentive program factors did not overcome the Company’s overall performance and that it was in the shareholder’s best interests to not award and pay the awards. As a result, the NEOs did not earn awards pursuant to the short-term incentive program in FY 2023.

Long-Term Incentive Program

Long-term incentives are intended to focus executive behavior on making decisions that meaningfully contribute to our long-term success as reflected in our stock price. Under our long-term incentive plan, the Committee may grant equity awards in the form of stock options, stock appreciation rights, restricted stock, performance stock units (“PSUs”) or time-vested restricted stock units (“RSUs”) to executive officers and other employees. Stock options have exercise prices equal to the fair market value of our common stock on the date of grant as defined by the plan. In granting these awards, the Committee may establish vesting conditions or other restrictions it deems appropriate.

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EQUITY INCENTIVES

In early FY 2023, ClearBridge conducted a benchmark equity compensation analysis to assist the Committee in determining equity grants. The Committee approved a grant of equity compensation, which included a mix of RSUs, PSUs, cash-settled PSUs and stock options, all issued under our long-term incentive plan. Cash-settled PSUs were added to the long-term incentive mix in FY 2023 in order to manage dilution to shareholders while continuing to align the financial incentives of executives with long-term company performance and shareholder value creation. The RSUs and stock options vest in three equal annual installments with the initial vesting occurring on the anniversary of the grant date, which was August 22, 2022. The second and third vesting dates occur on the anniversary of the May 17, 2022 Board meeting, which aligns with the typical timing of our annual grants. All awards are subject to the grantee’s continuous employment through each applicable vesting date. The equity and cash-settled PSUs vest based on achievement of goals established for paid JRNY® subscribers and Bowflex® Net Promoter Score over a three-year performance period. The actual number of shares or amount of cash issued under a PSU award is based on the level at which the goal is achieved and can range from 30% to 200%. If the threshold is not met, no shares or cash will vest.

Below is a breakdown of the mix of vehicles used to deliver the LTI Targets:

Name	Stock Options	Restricted Stock Units	Performance Stock Units	Cash-settled Performance Units
CEO	40%	0%	30%	30%
Other NEOs	25%	25%	25%	25%

In addition, the Committee approved a one-time long-term incentive grant of 600,000 stock options for James Barr, IV and 400,000 stock options for Aina Konold in November 2022. In light of the business’ ongoing transformation, it became critical to retain our CEO and CFO in order to preserve and create long-term shareholder value. As a result of the business challenges the Company has faced, many awards were underwater or were not projected to pay out, and it was crucial to ensure the CEO and CFO had appropriate alignment with shareholders going forward.

Equity awards granted to our NEOs in FY 2023 were as follows:

Name	Stock Options[1]	Restricted Stock Units[2]	Performance Stock Units[3]	Cash-settled Performance Units[4]
James Barr, IV	809,497	-	104,749	104,749
Aina E. Konold	432,263	21,508	21,508	21,508
Alan L. Chan	23,830	15,887	15,887	15,887

1Includes the 600,000 options granted to Mr. Barr and 400,000 options granted to Ms. Konold on November 28, 2022. This grant vests in three equal installments on the anniversary of the grant date. The stock options granted on August 22, 2022 vest in three equal installments. The first occurs on the anniversary of the grant date. The second and third vests occur on the anniversary of the May 17, 2022 board meeting.

2RSUs vest in three equal annual installments. The first occurs on the anniversary of the grant date of August 22, 2022. The second and third vests occur on the anniversary of the May 17, 2022 board meeting.

3PSUs are subject to vesting based on achievement of paid JRNY® subscribers and Bowflex® Net Promoter Score targets for the three-year vesting term of the award. The actual number of PSUs to vest can range from 0% to 200%, depending on the attainment of the performance goals.

4Cash-settled PSUs are subject to vesting based on achievement of paid JRNY® subscribers and Bowflex® Net Promoter Score targets for the three-year vesting term of the award. The actual amount of cash-settled PSUs to payout can range from 0% to 200%, depending on the attainment of the goals. The price of the cash-settled unit is equivalent to the stock price at time of vesting, with a $10 maximum.

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EARLY FISCAL YEAR 2024 COMPENSATION DECISIONS

In preparation for FY 2024, the Committee retained ClearBridge to advise the Committee regarding the amount and types of compensation that we provide to our executive officers and how our compensation practices compared to the compensation practices of peer companies.

The Committee met in early FY 2024 to approve revisions to the short-term incentive plan. The short-term incentive plan in place for FY 2024 focuses on achievement of an annual Company financial goal – adjusted EBITDA. The short-term incentive plan will start to fund once a positive adjusted EBITDA goal is met and continue to fund until a maximum payout of 200%

The Committee approved the following individual bonus targets for FY 2024, which are unchanged from the FY 2023 targets:

Name	Individual Bonus Target (% of eligible wages)
James Barr, IV	100%
Aina E. Konold	60%
Alan L. Chan	50%

Executive Compensation

Summary Compensation Table

The following table provides information about the compensation of each of our NEO’s for the fiscal year ended March 31, 2023 and March 31, 2022:

Fiscal Year	Salary	Bonus[1]	Stock Awards[2]	Option Awards[3]	All Other Compensation[4]	Total
James Barr, IV | Chief Executive Officer
2023	$625,000	$0	$439,946	$912,471	$10,675	$1,988,092
2022	$622,693	$411,175	$1,267,526	-	$5,048	$2,306,442
Aina E. Konold | Chief Financial Officer
2023	$385,000	$0	$135,300	$379,675	$4,912	$905,087
2022	$385,000	$151,970	$465,696	-	$3,110	$1,005,776
Alan L. Chan | Chief Legal and People Officer[5]
2023	$325,000	$0	$100,088	$35,509	$11,050	$471,647
2022	-	-	-	-	-	-

1The amounts reported reflect cash bonus payments earned pursuant to the short-term incentive plan.

2The amounts reported reflect the aggregate grant date fair value of equity awards granted under our 2015 LTIP. For further information regarding our stock-based compensation, see Notes 1 and 20 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023. Additionally, FY 2023 amounts include the cash-settled PSUs at the aggregate grant date fair value of the PSU equity award grant. The cash-settled PSUs totaled $219,723 for Mr. Barr, $45,167 for Ms. Konold and $33,363 for Mr. Chan.

3The amount reflects the aggregate grant date fair value of a stock option awarded to the NEOs.

4The amounts reported in this column reflect employer paid 401(k) match and/or taxable fringe benefits.

5Mr. Chan was not a NEO prior to FY 2023, therefore compensation information is not provided for FY 2022.

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PERQUISITES & OTHER BENEFITS

Our executive officers are eligible to participate in our medical, dental, vision, flexible spending, health savings account, 401(k), life, disability, Employee Stock Purchase Plan, and wellness programs on substantially the same terms as eligible non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. No significant perquisites are provided to our executive officers.

TAX & ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. The Committee previously considered the deductibility of awards as one factor in determining executive compensation and certain awards were intended to be fully deductible under the “performance-based” compensation exception previously provided by Section 162(m) of the Code. However, as a result of the Tax Cuts and Jobs Act of 2017, the exception to Section 162(m) for performance-based compensation was eliminated for tax years beginning after December 31, 2017, subject to certain transition and grandfathering rules.

For fiscal year ended March 31, 2023, a portion of the compensation paid to James Barr, IV was not deductible.

CLAWBACK POLICY

Our Board of Directors has adopted an executive compensation clawback (“recoupment”) policy. Under our recoupment policy, the Board must, in all appropriate circumstances, require an executive officer to reimburse the Company for any annual incentive payment or long-term incentive payment to the executive officer where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of our financial statements filed with the SEC; (ii) the Board determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (iii) a lower payment would have been made to the executive based on the restated financial results. In each such instance, we will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

On October 26, 2022, the SEC adopted final rules that direct the NYSE to establish listing standards that require listed issuers to adopt and comply with written clawback policies meeting certain conditions. On February 22, 2023, the NYSE released its proposed listing standards, and on June 9, 2023, the SEC approved the clawback-related listing standards proposed by the NYSE. The NYSE clawback rule provides for an effective date of October 2, 2023 and listed issuers will be required to adopt a compliant policy no later than December 1, 2023. We are reviewing, and expect to revise, our clawback policy to ensure compliance with the SEC final rules and the NYSE listing standards, and we will adopt a compliant policy prior to December 1, 2023.

HEDGING POLICY

The Company has adopted a policy prohibiting our executive officers and non-executive employees from engaging in short sales and transactions involving publicly-traded options. In addition, with limited exceptions, our executive officers are prohibited from holding Nautilus securities in margin accounts and from pledging Nautilus securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our shareholders.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding stock-based awards held by our NEOs as of March 31, 2023.

OPTION AWARDS

Name	Grant Date	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unearned Unexercised Options - Unexercisable (#)	Option Exercise Price	Option Expiration Date[1]
James Barr, IV	7/29/2019[2]	454,775	-	$1.79	7/29/2027
	8/22/2022[3]	-	209,497	$2.10	8/22/2032
	11/28/2022[2]	-	600,000	$1.41	11/28/2032
Aina E. Konold	8/22/2022[3]	-	32,263	$2.10	8/22/2032
	11/28/2022[2]	-	400,000	$1.41	11/28/2032
Alan L. Chan	8/22/2022[3]	-	23,830	$2.10	8/22/2032

Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)[3]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[6]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James Barr, IV	5/5/2020[4]	42,544	$57,009	128,923	$172,757
	2/16/2021[4]	3,364	$4,508	-	-
	5/14/2021[4]	19,576	$26,232	29,364	$39,348
	2/23/2022	-	-	53,615	$71,844
	8/22/2022[8]	-	-	209,498	$280,727
Aina E. Konold	12/11/2019[7]	53,333	$71,466	-	-
	2/16/2021[4]	1,177	$1,577	-	-
	5/14/2021[4]	6,029	$8,079	9,044	$12,119
	2/23/2022	-	-	33,027	$44,256
	8/22/2022[5,8]	21,508	$28,821	43,016	$57,641
Alan L. Chan	8/3/2021[4]	10,634	$14,250	-	-
	2/23/2022	-	-	27,880	$37,359
	8/22/2022[5,8]	15,887	$21,289	31,774	$42,577

1Options granted under our 2015 LTIP and prior plans generally expire ten years from the date of grant. All options described in the table were granted under our 2015 LTIP.

2Option awards vest in three equal annual installments, beginning on the first anniversary of the grant date.

3Option awards vest in three equal annual installments. The first occurs on the anniversary of the grant date. The second and third vests occur on the anniversary of the May 17, 2022 board meeting.

4RSUs vest in three equal annual installments, beginning on the first anniversary of the grant date.

5RSUs vest in three equal annual installments. The first occurs on the anniversary of the grant date. The second and third vests occur on the anniversary of the May 17, 2022 board meeting.

6PSU awards will be earned and vest if the applicable performance goal(s) have been achieved at the end of the three-year performance period.

7RSU inducement grants awarded on December 11, 2019 outside of our 2015 LTIP. Ms. Konold received a grant of 160,000 RSUs of which 53,334 vested May 2021 and 2022.

8This grant includes the cash-settled PSUs granted on August 22, 2022.

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Potential Payments Upon Termination Or Change-In-Control

SEVERANCE TERMS

Each of our NEOs is employed “at-will,” meaning employment may be terminated by either party with or without cause. However, we believe that modest post-employment benefits are an important factor in maintaining the stability of our executive management team. We have separate severance arrangements with each of our currently-employed NEOs under their respective employment agreements. These documents outline the terms and conditions of the post-employment benefits.

The agreements provide that, in the event of an involuntary termination of employment for reasons other than cause, the Company will pay severance of twelve months for Mr. Barr, nine months for Ms. Konold, and six months for Mr. Chan. of the employee’s base salary. In general, the definition of “cause” includes: indictment or conviction of the employee for a crime that, in our judgment, makes the employee unfit or unable to perform his or her duties, or adversely affects our reputation; employee dishonesty related to his or her employment; violation of key Company policies; insubordination; serious conflicts of interest or self-dealing; intentional or grossly negligent conduct by the employee that is significantly injurious to us; certain serious performance failures by the employee; and, death or disability of the employee. In addition, if the employee leaves for “good reason” (as such terms are defined in the applicable employment agreement), we may be obligated to pay separation benefits to the employee.

The agreements with our executives also provide for continuation, during the severance period, of health benefits under COBRA for the employee and covered dependents, at active employee premium rates. Refer to the table entitled “Post-employment Benefits and Payments” and related notes for information regarding severance and post-employment benefits that may be payable to our NEOs upon their termination.

Distributions are subject to certain restrictions imposed by Internal Revenue Code Section 409A.

CHANGE IN CONTROL TERMS

Except for Mr. Barr, our NEO’s entered into new Change in Control Agreements (the “CIC Agreement”) in 2022. Under the terms of the CIC Agreement, if the employment of the NEO is terminated either involuntarily without Cause or voluntarily for Good Reason within 12 months after a Change in Control, the NEO will be eligible for the payments and benefits described below subject to the NEO’s timely execution, delivery and non-revocation of a Separation and Release Agreement:

•Severance pay equal to twelve (12) months of the NEO’s then current salary (or if greater, NEO’s salary immediately prior to the Change in Control).

•Continued payment, at the Company’s cost, current medical and dental coverage elected by the NEO as of the date of termination, up to twelve (12) months.

As defined in the CIC Agreements:

•“Change in Control” means either: (a) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (b) a merger, consolidation, share exchange or reorganization of the Company with one or more entities, as a result of which, immediately following such merger, consolidation, share exchange or reorganization, the shareholders of the Company as a group hold less than a majority of the ownership interests in or voting power of the surviving entity; (c) any person, entity or group, including any “person” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, directly or indirectly becomes the “beneficial owner” as defined in such Act, of fifty percent (50%) or more of ownership interests in or voting power of the Company; (d) the election of a majority of Directors to the Board of Directors who are nominated by any person or entity other than the members of the Board of Directors in existence as of the date of this Agreement or successors of such members nominated by such members; or (e) the dissolution or liquidation of the Company.

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•“Cause” means (i) Executive’s indictment or conviction in a court of law for any felony that in the Company’s reasonable judgment makes Executive unfit for continued employment, prevents Executive from performing Executive’s duties or other obligations or adversely affects the reputation of Employer if Executive remained in Executive’s position; (ii) dishonesty by Executive related to employment with the Company that has a material adverse effect on the Company; (iii) violation of a key Company policy, this Agreement or the Business Protection Agreement (if any) by Executive Post (including, but not limited to, acts of harassment or discrimination, use of or being under the influence of unlawful drugs on the Company’s premises or while performing duties on behalf of the Company) that has a material adverse effect on the Company; (iv) insubordination (i.e. conduct such as refusal to follow direct orders of the Company’s Chief Executive Officer), provided, however, conduct based on adherence to legal requirements (i.e. tax and securities laws) shall not constitute insubordination; (v) Executive’s failure to perform minimum duties after warning and failure to correct to the Chief Executive Officer’s reasonable satisfaction within thirty (30) days after written notice to Executive; (vi) Executive’s competition with the Company, diversion of any corporate opportunity or other similarly serious conflict of interest or self-dealing incurring to Executive’s direct or indirect benefit and the Company’s detriment; or (vii) intentional or grossly negligent conduct by Executive that is significantly injurious to the Company or its affiliates after warning and failure to correct to the Chief Executive Officer’s reasonable satisfaction within thirty (30) days after written notice to Executive.

•“Good Reason” means the occurrence, without the consent of Executive, of any one or more of the following: (i) demotion to a position other than the position held as of the date of the Change in Control, provided that any such demotion (x) shall only constitute Good Reason during the ninety (90) day period following the date of such demotion (after which it shall be deemed waived by Executive if prior thereto Executive has not exercised the right to resign for Good Reason) and (y) shall only constitute Good Reason if Executive gives written notice to the Company of her intent to terminate this Agreement and the Company fails to remedy the same within thirty (30) days of after such notice; (ii) reduction of Executive’s base salary or target bonus, except to the extent ratably consistent with reductions applied to the base salaries and/or target bonuses of all of the members of the Company’s Executive Team; (iii) a material breach of this Agreement by Company; or (iv) a relocation of the Company’s headquarters by more than 25 miles.

Prior to Executive’s right to terminate employment for Good Reason, Executive shall give written notice to the Company of Executive’s intention to terminate employment due to Good Reason. Such notice shall state the act or acts or the failure or failures to act that constitute the grounds on which Executive’s Good Reason termination is based (the “Grounds”) and such notice shall be given within ninety (90) days of the occurrence of the Grounds. The Company shall have thirty (30) days upon receipt of the notice in which to cure such conduct, to the extent such cure is possible, and upon such cure, Executive shall no longer be able to terminate employment for Good Reason based on such Grounds.

To address the arrangement with Mr. Barr

Under his employment agreement dated July 29, 2019, Mr. Barr is eligible to receive severance payments and benefits upon a qualifying termination and in the event a change in control of our Company.

If Mr. Barr’s employment is terminated without cause or he leaves for good reason or remains an employee of the Company at the time the change in control is consummated, he will be eligible to receive:

•Severance pay equal to twelve (12) months of his base salary in effect at the date of termination.

•Continued payment, at the Company’s cost, of the Company portion of the current medical and dental coverage elected by Mr. Barr as of the date of termination for the duration of the severance period.

•Payment of the portion of his annual bonus prorated through the end of the month in which his employment ends to the extent of achievement of Company results and individual performance goals though that month.

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•As a precondition to receipt of the severance benefits Mr. Barr acknowledges and understands that he must sign a separation and release agreement and he will not be entitled to receive any severance benefits until he executes and delivers the separation and release agreement, and the revocation period set forth in the separation and release agreement has expired.

•Accelerated vesting such that one hundred percent (100%) of his outstanding equity awards as of the date of termination shall immediately vest and stock options shall become exercisable for the duration of the option term without regard to any contingent vesting provisions set forth therein but otherwise in accordance with the plan and applicable stock units and option agreements.

•In the event a change in control of the Company occurs during his employment, if he remains an employee of the Company at the time the change in control is consummated, the Company shall accelerate vesting of his outstanding equity awards such that one hundred percent (100%) of his outstanding equity awards as of the date the change of control is consummated shall immediately vest and stock options shall become exercisable for the full option term without regard to any contingent vesting provisions set forth therein but otherwise in accordance with the plan and the applicable stock units and option agreements.

Post Employment Benefits and Payments

The following table summarizes the potential payments to each of our NEOs under the Severance and Change in Control terms, in each case assuming such termination or separation occurred as of March 31, 2023.

Name	Executive Benefits and Payments Upon Termination	Change in Control and Involuntary Termination Without Cause or for Good Reason	Involuntary Termination Without Cause or for Good Reason
James Barr, IV	Salary Continuation or Severance[1]	$1,250,000	$1,250,000
	Accelerated Vesting of Stock Awards[2]	$652,425	$652,425
	Cobra benefits	$15,900	$15,900
	Total	$1,918,325	$1,918,325
Aina E. Konold	Salary Continuation or Severance	$385,000	$288,750
	Accelerated Vesting of Stock Awards[2]	$223,960	-
	Cobra benefits	$32,692	$16,699
	Total	$641,652	$305,449
Alan L. Chan	Salary Continuation or Severance	$325,000	$162,500
	Accelerated Vesting of Stock Awards[2]	$115,475	-
	Cobra benefits	$26,139	$10,287
	Total	$466,614	$172,787

1Mr. Barr’s “Salary Continuation of Service” includes payment of the portion of his annual bonus prorated through the end of the month in which his employment ends to the extent of achievement of Company results and individual performance goals through that month, assuming target performance. This table reflects a full annual bonus without proration

2In accordance with the Amended and Restated 2015 Long-Term Incentive Plan and the underlying Grant Agreements, Stock Unit Awards granted to Grantees shall immediately vest if the Grantee is terminated by the Company for a reason other than Cause upon or within twelve (12) months following a Change in Control. The row “Accelerated Vesting of Stock Awards” includes the value of stock options if they were exercised at the closing price of $1.34 on March 31, 2023.

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Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”, as calculated in accordance with the SEC rules) and certain Company performance measures for the fiscal years listed below. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive pay with performance, refer to our Compensation Discussion & Analysis (“CD&A”).

PEO	Non-PEO NEOs (2)

Fiscal Year	Summary Compensation Table Total $	Compensation Actually Paid $	Average Summary Compensation Table Total $	Average Compensation Actually Paid $	Value of Initial Fixed $100 investment on March 31, 2021 based on Total Shareholder Return $	Net Income ($K)
2023	$1,988,092	($222,970)	$688,367	$291,284	$8.57	($105,399)
2022	$2,306,442	($7,603,160)	$904,302	($267,899)	$26.34	($22,431)

1Amounts reported in these columns reflect (i) the total compensation reported in the Summary Compensation Table for James Barr, IV for each of FY 2022 and FY 2023 and (ii) the CAP for James Barr IV for each of FY 2022 and FY 2023.

2Amounts reported in the Non-CEO NEOs columns reflect (i) the average of the total compensation reported in the Summary Compensation Table for Aina Konold and Alan Chan for FY2023 and for Aina Konold, Chris Quatrochi, Garry Wiseman and John Goelz for FY 2022 and (ii) the average CAP for Aina Konold and Alan Chan for FY 2023 and for Aina Konold, Chris Quatrochi, Garry Wiseman and John Goelz for FY 2022.

3To calculate the CAP, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. The deductions from, and additions to, total compensation in the Summary Compensation Table by year that were used to calculate CAP include:

Fiscal Year		Summary Compensation Table Total (1)	Grant Date Value of New Awards (2)	Year End Value of New Awards (3)	Change in Value of Unvested Awards (4)	Change in Value of Vested Awards (5)	Values of Awards Canceled as of Prior FYE (6)	Total Equity CAP (7)=(3)+(4)+(5)+(6)	Total CAP* (8)=(1)-(2)+(7)
2023	PEO	$1,988,092	$1,352,417	$886,906	($654,484)	($1,091,067)	$0	($858,645)	($222,970)
	Average Non-PEO NEOs	$688,367	$325,386	$263,356	($202,222)	($132,831)	$0	($71,697)	$291,284
2022	PEO	$2,306,442	$1,267,526	$392,618	($8,635,735)	($398,958)	$0	($8,642,075)	($7,603,160)
	Average Non-PEO NEOs	$904,302	$437,709	$155,023	($726,170)	($163,346)	$0	($734,493)	($267,899)

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Pay Versus Performance: Graphical Description

The illustrations below provide graphical descriptions of the relationships between the following:

•The PEO’s CAP and non-PEO NEO’s CAP and the Company’s cumulative total shareholder return (“TSR”); and

•The PEO’s CAP and non-PEO NEO’s CAP and the Company’s net income.

Compensation Actually Paid vs TSR

Compensation Actually Paid vs Net Income

Compensation Actually P aid ($M)
$1
$0
($1)
($2)
($3)
($4)
($5)
($6)
($7)
($8)
$10,000
($5,000)
($20,000)
($35,000)
($50,000)
($65,000)
($80,000)
($95,000)
($110,000)
Net Income ($K)
($7.60)
($0.27)
($22,431)
($0.22)
$0.29
($105,399)
2022
2023
PEO CAP ($M)
Average non-PEO NEO CAP ($M)
NLS Net Income ($K)

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Proposal No. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to approve, on a non-binding, advisory basis, a resolution approving our executive compensation as reported in this Proxy Statement. We currently conduct this non-binding vote to approve executive compensation annually, and the next non-binding vote to approve executive compensation will take place at the FY 2024 annual meeting of shareholders.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation program is designed and operates, as well as the Summary Compensation Table and other related compensation tables, which provide additional information on the compensation of our named executive officers. The Board and the Committee believe that our executive compensation program has supported and contributed to our recent and long-term success and the creation of long-term shareholder value, and that these programs are effective in helping us attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our shareholders.

In accordance with regulations issued under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking shareholders to approve the following non-binding, advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Nautilus’ Named Executive Officers, as disclosed in the compensation tables and narrative discussion of the Proxy Statement for the 2023 Annual Meeting of Shareholders, is hereby APPROVED.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING NAUTILUS’ NAMED EXECUTIVE OFFICERS’ COMPENSATION.

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Proposal No. 3

Approval of the Amendment & Restatement of the Nautilus, Inc. Employee Stock Purchase Plan

The purpose of our existing Nautilus, Inc. Employee Stock Purchase Plan (the “Plan”) is to encourage employee stock ownership, thus aligning employee interests with those of our shareholders, and to enhance the ability of the Company to attract, retain and motivate qualified employees. We believe that the Plan offers a convenient means for our employees who might not otherwise own our common stock to purchase shares. The Plan, which is qualified as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and the related regulations, was originally approved by the shareholders of the Company on April 28, 2015 and covered an aggregate of 500,000 shares of our common stock. As of June 5, 2023, 40 shares of our common stock remained available for issuance under the Plan. As a result, the Compensation Committee recommended, and the Board approved, on May 17, 2023, subject to approval by our shareholders at the annual shareholder meeting, that the Plan be amended and restated to increase the number of shares that may be issued under the Plan by 750,000 shares (to a total of 750,000 shares available for issuance). The request of 750,000 shares reflects 2.3% of our total outstanding shares as of May 31, 2023. Further, in an effort to allow more employees to be able to participate in the Plan and further employee stock ownership, the Board also approved changing the definition of “Eligible Employee” to refer to all employees of the Company and its participating subsidiaries who have been employed by the Company or a participating subsidiary for at least 3 months prior to the applicable offering date to be are eligible to participate in the Plan. Previously Eligible Employees were required to have been employed for 12 months before they were eligible to participate in the Plan.

Other key elements of the Plan, as currently in effect and as proposed to be amended and restated, include the following:

•The purchase price per share is equal to the lesser of (i) ninety percent (90%) of the fair market value of a share of our common stock on the Offering Date or (ii) ninety percent (90%) of the fair market value of a share our common stock on the Purchase Date;

•The Plan will be carried out in a series of six-month offerings (each an “Offering”) with a new Offering commencing on May 15 and November 15 of each year; and

•The Plan has an annual purchase limit per employee of $25,000.

SUMMARY OF THE NAUTILUS, INC. EMPLOYEE STOCK PURCHASE PLAN

The summary below of the material terms of the Plan is qualified in its entirety by reference to the text of the Plan, as proposed to be amended and restated, which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the Plan is to enhance our ability to attract and retain highly qualified employees and align the long-term interests of eligible employees with those of our shareholders by providing a convenient means by which our employees may purchase shares of our common stock through payroll deductions.

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Administration

The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be final.

Shares Available for Issuance

As of June 5, 2023, 40 shares of our common stock remained available for issuance under the Plan. If the amendment and restatement of the Plan is approved, a total of 750,000 shares will be available for issuance in the future under the Plan. If any purchase right under the Plan terminates, is cancelled or expires without having been exercised in full, the underlying shares that were not purchased will again be available under the Plan. To prevent dilution or enlargement of the rights of participants under the Plan, appropriate adjustments will be made if any change is made to our outstanding common stock by reason of stock dividends, stock splits, combinations of shares, recapitalizations or other change in corporate structure affecting our common stock or its value.

Eligibility

In general, all employees of the Company and its participating subsidiaries (as determined by the Committee) who have been employed by the Company or a participating subsidiary for at least 3 months prior to the applicable offering date (described below) are eligible to participate in the Plan. However, an individual who would, after a purchase of shares under the Plan, be deemed under Section 424(d) of the Code to own stock (including stock subject to any outstanding options held by the employee) equal to or exceeding 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company is not eligible to participate. Non-employee directors are not eligible to participate in the Plan. Participation in the Plan is voluntary.

Offering Periods

The Plan shall be carried out in a series of six-month offerings (each an “Offering”) with a new Offering commencing on May 15 and November 15 of each year. Each Offering commencing on May 15 of any year shall end on November 14 of that year, and each Offering commencing on November 15 of any year shall end on May 14 of the following year. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.

On each Offering Date, each eligible employee shall be granted the option under the Plan to purchase, on the Purchase Date for the Offering, exclusively through payroll deductions in the manner specified in the Plan, shares of our common stock; provided, however, that (i) no option shall permit the purchase of more than 1,000 shares on any Purchase Date, and (ii) no option may be granted pursuant to the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds

$25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

Purchase Price

The purchase price per share shall be equal to the lesser of (i) ninety percent (90%) of the fair market value of a share of our common stock on the Offering Date or (ii) ninety percent (90%) of the fair market value of a share our common

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stock on the Purchase Date. The fair market value of a share of our common stock on any date is equal to the closing price of the common stock on the immediately preceding trading day on the New York Stock Exchange, or if the common stock is not traded on the New York Stock Exchange, to such other reported value of the common stock as the Committee shall specify pursuant to the Plan.

Payroll Deductions

An eligible employee may elect to participate in the Plan for any Offering by completing and submitting the requisite subscription and payroll deduction form no later than the subscription deadline established for the Offering, which shall be approximately three weeks prior to the Offering Date. The payroll deduction authorization will authorize the employing entity to deduct an amount designated by the participant from each of the participant’s paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than one percent (1%) or more than ten percent (10%) of the gross amount of the participant’s regular, overtime, differential and commission earnings, including paid time off, for the payroll period. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day.

Purchase and Custody of Shares

All amounts withheld from a participant’s compensation shall be credited to the participant’s account under the Plan. No interest will be paid on the amounts in such accounts. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of Common Stock by that participant from the Company at the applicable purchase price for the Offering. No fractional shares will be purchased under the Plan. Any cash balance remaining in a participant’s account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant’s account for the next Offering. Any other amounts in a participant’s account after a Purchase Date shall be refunded to the participant.

Shares purchased by participants pursuant to the Plan shall be delivered to and held by a custodian appointed by the Committee. A participant may from time to time sell all or part of the shares held by the custodian for the participant’s account at the market price at the time the order is executed. By appropriate instructions to the custodian, a participant may obtain (a) transfer into the participant’s own name of all or part of the shares held by the custodian for the participant’s account and delivery of such shares to the participant, or (b) transfer of all or part of the shares held for the participant’s account by the custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two (2) years after the Offering Date of the Offering in which the shares were purchased.

Amendment and Termination of Participation

After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering period to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions.

By notice to the Company in the form specified by the Company, a participant may terminate participation in the current Offering and the Plan any time prior to the subscription deadline established for the next Offering. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including termination of employment or death. A participant may not reinstate participation in the Plan with respect to a particular Offering after terminating participation in the Plan with respect to that Offering. Upon termination of participation in the Plan, all amounts deducted from the participant’s compensation and not previously used to purchase shares under the Plan shall be returned to the participant.

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Amendment and Termination of the Plan

The Board of Directors may, from time to time, amend the Plan in any and all respects, except that, without approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

In the case of certain corporate transactions (including, without limitation, stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding common stock), the Committee may adjust the number of shares reserved for the purposes of the Plan. The Board may amend the Plan as it may deem proper and in the best interests of the Company, provided that no such amendment will, without prior approval of the Company shareholders: (i) increase the total number of shares reserved under the Plan (except as set forth above in the event of certain corporate transactions); or (ii) decrease the purchase price of shares offered pursuant to the Plan.

The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that (a) the Committee, in its sole discretion, may, at any time, terminate the Plan with respect to any participating subsidiary and (b) the Board, in its sole discretion, may, at any time, terminate the Plan completely. Other than distribution of cash and shares, if any, held in the accounts of participants to whom the termination applies, the Company shall have no obligation on account of any such termination.

New Plan Benefits

Participation in the Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, the Company cannot forecast the extent of future participation and future purchases under the Plan are not determinable. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Plan.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

The amounts deducted from an employee’s pay pursuant to the Plan will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the Offering period when purchase rights are granted pursuant to the Plan or at the time the employee purchases shares of common stock pursuant to Plan.

If the shares of common stock are disposed of at least two years after the first day of the Offering to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the Plan (the “holding period”), the employee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first day of the Offering period over the purchase price of the share of common stock, or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

If the shares of common stock are sold or disposed of before the expiration of the holding period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price.

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If the employee disposes of shares of common stock purchased pursuant to the Plan after the holding period, we will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the Plan. If the employee disposes of such shares of common stock prior to the expiration of the holding period, we generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT & RESTATEMENT OF THE NAUTILUS, INC. EMPLOYEE STOCK PURCHASE PLAN

AUDIT COMMITTEE REPORT TO SHAREHOLDERS*

Our Audit Committee has reviewed and discussed with our management and Grant Thornton LLP (“Grant Thornton”) our audited consolidated financial statements and managements report on internal control over financial reporting for the year ended March 31, 2023. Our Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”

Our Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with Grant Thornton its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended March 31, 2023 for filing with the U.S. SEC.

Respectfully Submitted,

Ruby Sharma, Chair
Anne G. Saunders
Kelley Hall

* The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this proxy statement into any filings under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent Nautilus specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

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Proposal No. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024

The Audit Committee approved the decision to appoint Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our consolidated financial statements and internal controls over financial reporting for the fiscal year ending March 31, 2024. Although we are not required to seek shareholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by our shareholders, the Audit Committee will investigate the possible basis for the negative vote and will reconsider the appointment in light of the results of its investigation.

Grant Thornton has served as our independent registered public accounting firm since March 1, 2021. A representative of Grant Thornton is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of Grant Thornton if the representative so desires, and the representative will be available to respond to appropriate shareholder questions.

We understand the need for Grant Thornton to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Grant Thornton, our Audit Committee has restricted the non-audit services that Grant Thornton may provide. These determinations are among the key practices adopted by the Audit Committee in its Policies and Procedures for the Approval of Audit and Non-Audit Services Provided by the Independent Auditor (the “Independent Auditor Pre-Approval Policy”). Under the Independent Auditor Pre-Approval Policy, we may use Grant Thornton for the following categories of non-audit services only with the pre-approval of the Audit Committee: merger and acquisition due diligence and audit services; tax services; employee benefit plan audits; and reviews and procedures that we engage Grant Thornton to undertake to provide assurances on matters not required by laws or regulations. All of the services performed by Grant Thornton in FY 2022 and FY 2023 were pre-approved in accordance with the Independent Auditor Pre-Approval Policy.

The following table presents fees for professional audit services rendered by Grant Thornton for the audits of our annual financial statements for the fiscal years ended March 31, 2023 and March 31, 2022, respectively, and fees billed for other services rendered by Grant Thornton during those periods.

Types of Fees	FY 2023	FY 2022
Audit Fees[1]	$668,071	$595,010
Audit-Related Fees[2]	$26,500	-
Tax Fees[3]	$64,811	$121,745
Total	$759,382	$716,755

1Fees for the audit of our consolidated financial statements included in our Annual Reports on Form 10-K, review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with our statutory and regulatory filings or engagements, including the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

2Audit-related fees includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

3Fees billed for tax compliance, tax advice and tax planning services rendered during the respective periods. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.

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The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDing MARCH 31, 2024.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms filed with the SEC and written representations from our executive officers, directors and 10% shareholders that no other reports were required to be filed during the fiscal year ended March 31, 2023, we believe that all Section 16(a) filing requirements attributable to Nautilus were timely made with respect to the fiscal year ended March 31, 2023; except that: due to administrative errors, Ms. Alseth, Mr. Barr, Mr. Chan, Mr. Goelz, Ms. Hall, Ms. Jones, Ms. Konold, Mr. Prakash and Mr. Ross each filed one Form 4 late related to the RSU and restricted stock awards granted in August following the 2022 annual shareholder meeting.

CODE OF ETHICS

We have adopted the Nautilus, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all of our directors, officers and employees. You can view the Code of Ethics on our website at www.nautilusinc.com. A copy of the Code of Ethics will be provided in print without charge to all interested parties who submit a request in writing to Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, Attn: Corporate Communications.

HOUSEHOLDING

In accordance with applicable regulations, we deliver a single Annual Report and Proxy Statement to certain persons who share an address, unless we have been notified that such persons prefer to receive individual copies of those documents. This practice is referred to as “householding.” If you reside at an address that received only one copy of proxy materials as a result of householding, we will deliver additional copies at no cost to you promptly upon oral or written request. If you wish to receive separate copies in the future, please contact us at Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, or by phone at (360) 859-2900. If you and others living at your address received multiple copies of proxy materials and prefer to receive a single copy, you may request that a single copy be sent in the future by contacting us as described above.

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OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended March 31, 2023. Written requests should be mailed to Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, Attn: Company Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

ALAN L. CHAN

Secretary

Vancouver, Washington

June 16, 2023

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Appendix A

AMENDED & RESTATED
NAUTILUS, INC.
EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan. Nautilus, Inc. (the “Company”) believes that ownership of shares of its common stock by employees of the Company and its Participating Subsidiaries (as defined below) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The purpose of the Company’s Employee Stock Purchase Plan (as amended, restated or supplemented, the “Plan”) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage employees to become shareholders.

2. Shares Reserved for the Plan. There are 750,000 shares of the Company’s authorized but unissued or reacquired Common Stock, no par value (“Common Stock”), reserved for purposes of the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (the “Committee”) appointed by the Board of Directors of the Company, whose determination shall be conclusive.

3. Administration of the Plan. The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

4. Eligible Employees. The Board hereby authorizes the purchase of shares of Common Stock pursuant to the Plan by employees of the Company and of each of the Company’s subsidiary corporations that is designated by the Committee as a participant in the Plan (each, a “Participating Subsidiary”). All Eligible Employees (as defined below) of the Company and all Eligible Employees of each Participating Subsidiary are eligible to participate in the Plan. An “Eligible Employee” is an employee of the Company or a Participating Subsidiary who has been continuously employed by the Company or a Participating Subsidiary for at least three months prior to the Offering Date (as defined below) excluding, however, any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.

5. Offerings.

(a) Offering and Purchase Dates. The Plan shall be implemented by a series of six-month offerings (the “Offerings”) with a new Offering commencing on May 15 and November 15 of each year; provided, however, that the first Offering shall be a four-month offering commencing on July 15, 2015. Each Offering commencing on May 15 or July 15 of any year shall end on November 14 of that year, and each Offering commencing on November 15 of any year shall end on May 14 of the following year. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.

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(b) Grants; Limitations. On each Offering Date, each Eligible Employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the Offering for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) no option shall permit the purchase of more than 1,000 shares on any Purchase Date, and (ii) no option may be granted pursuant to the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

6. Participation in the Plan.

(a) Initiating Participation. An Eligible Employee may participate in an Offering under the Plan by submitting to the Company or its agent a subscription and payroll deduction authorization in the form specified by the Company. The subscription and payroll deduction authorization must be submitted no later than the “Subscription Deadline” for the Offering, which shall be a date approximately three weeks prior to the Offering Date as determined for each Offering by the Company’s senior human resources executive and communicated to Eligible Employees. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day. The payroll deduction authorization will authorize the employing corporation to deduct an amount designated by the participant from each of the participant’s paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than 1 percent or more than 10 percent of the gross amount of the participant’s base salary, hourly compensation, overtime, differential and commission earnings, including paid time off, for the payroll period. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.

(b) Amending Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions. A request for a decrease in payroll deductions during an Offering must be submitted to the Company in the form specified by the Company and shall be effective for any paycheck only if the request is received by the Company at least 10 business days prior to the payday for that paycheck. A request for an increase or decrease in payroll deductions effective for the first paycheck of a new Offering must be submitted to the Company in the form specified by the Company no later than the Subscription Deadline for the new Offering. In addition, if the amount of payroll deductions from any participant during an Offering exceeds the maximum amount that can be applied to purchase shares in that Offering under the limitations set forth in paragraph 5(b) above, then (x) as soon as practicable following a written request from the participant, payroll deductions from the participant shall cease and all such excess amounts shall be refunded to the participant, and (y) payroll deductions from the participant shall restart as of the commencement of the next Offering at the rate set forth in the participant’s then effective payroll deduction authorization.

(c) Terminating Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may terminate participation in the current Offering and the Plan any time prior to the Subscription Deadline for the next Offering by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when a participant ceases to be an Eligible Employee for any reason, including death, retirement or the participant’s employing corporation ceasing to be a Participating Subsidiary. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s compensation and not previously used to purchase shares under the Plan shall be returned to the participant.

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7. Option Price. The price at which Common Stock shall be purchased in an Offering shall be the lesser of (i) 90 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 90 percent of the fair market value of a share of Common Stock on the Purchase Date of the Offering. The fair market value of a share of Common Stock on any date shall be the closing price on the immediately preceding trading day of the Common Stock on the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, such other reported value of the Common Stock as shall be specified by the Committee.

8. Purchase of Shares. All amounts withheld from the compensation of a participant shall be credited to the participant’s account under the Plan. No interest will be paid on the amounts in such accounts. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of Common Stock by that participant from the Company at the price determined under paragraph 7. No fractional shares will be purchased under the Plan. Any cash balance remaining in a participant’s account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant’s account for the next Offering. Any other amounts in a participant’s account after a Purchase Date shall be refunded to the participant.

9. Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Committee. By appropriate instructions to the Custodian, a participant may from time to time sell all or part of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed. By appropriate instructions to the Custodian, a participant may obtain (a) transfer into the participant’s own name of all or part of the shares held by the Custodian for the participant’s account and delivery of such shares to the participant, or (b) transfer of all or part of the shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two years after the Offering Date of the Offering in which the shares were purchased.

10. Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant shall receive a statement showing the activity of the participant’s account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

11. Expenses of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees and issue or transfer taxes on purchases pursuant to the Plan. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant.

12. Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant and is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any cash withheld and not previously applied to purchase shares, together with any shares held by the Custodian for the participant’s account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.

13. Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

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14. Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant’s account to be voted in accordance with instructions from the participant or, if requested by a participant, will furnish to the participant a proxy authorizing the participant to vote the shares held by the Custodian for the participant’s account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.

15. Responsibility. Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.

16. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.

17. Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects, except that without approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

18. Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that (a) the Committee in its sole discretion may at any time terminate the Plan with respect to any Participating Subsidiary, without any obligation on account of such termination, except as set forth in the following sentence, and (b) the Board in its sole discretion may at any time terminate the Plan completely, without any obligation on account of such termination, except as set forth in the following sentence. Upon any such termination, the cash and shares, if any, held in the accounts of each participant to whom the termination applies shall forthwith be distributed to the participant or to the participant’s order.

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NAUTILUS Inc

VOTE

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You may vote online or by phone instead of mailing this card.

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Go to **www.investorvote.com/NLS** or scan the QR code — login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors unanimously recommends shareholders vote FOR all of the nominees listed, FOR Proposals 2 – 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - James Barr, IV	☐	☐	02 - Anne G. Saunders	☐	☐	03 - Patricia M. Ross	☐	☐
04 - Shailesh Prakash	☐	☐	05 - Kelley Hall	☐	☐	06 - Ruby Sharma	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To adopt an advisory resolution approving Nautilus' executive compensation.	☐	☐	☐	3. To approve an amendment and restatement of the Nautilus, Inc. Employee Stock Purchase Plan.	☐	☐	☐
4. Ratification of appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm.	☐	☐	☐				

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03U5CB

Appendix B

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The 2023 Annual Meeting of Shareholders of Nautilus, Inc. will be held on Wednesday, August 2, 2023 at 8:00 am PDT, virtually via the internet at www.meetnow.global/MZTV62J

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/NLS

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NLS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Nautilus, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 2, 2023

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 16, 2023 and names, constitutes and appoints Aina E. Konold with full power of substitution, my true and lawful attorney and proxy for me and in my place and stead to attend the Annual Meeting of the Shareholders of Nautilus, Inc., to be held at 8:00 a.m. PDT on August 2, 2023, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on June 5, 2023, with all the powers that the undersigned would possess if personally present.

Our Board of Directors is soliciting this proxy, if no specific direction is given as to the items stated on the reverse side, this proxy will be voted FOR all of the nominees listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

The shareholder signed on the reverse side reserves the right to revoke this proxy at any time prior to its exercise by written notice delivered to our Secretary at our offices at **17750 SE 6th Way, Vancouver, Washington 98683**, prior to the annual meeting. The power of the proxy holders shall also be suspended if the shareholder signed above attends the annual meeting and elects to vote electronically.

(Items to be voted appear on reverse side)

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting and proxy statement are available at http://www.nautilusinc.com/investors.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐